                                                                    EXHIBIT 10.1
-------------------------------------------------------------------------------

                             [BANK OF AMERICA LOGO]

                                CREDIT AGREEMENT

                            Dated as of June 29, 2001

                                      among

                       GRANITE CONSTRUCTION INCORPORATED,
                                as the Borrower,

                             BANK OF AMERICA, N.A.,
                      as Administrative Agent, as a Lender,
                                       and
                                 as L/C Issuer,

                                       and

                         The Other Lenders Party Hereto



                         BANC OF AMERICA SECURITIES LLC,
                                       as
                    Sole Lead Arranger and Sole Book Manager







--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Section                                                                                    Page
-------

      ARTICLE I.       DEFINITIONS AND ACCOUNTING TERMS.... ................................  1

          1.01 DEFINED TERMS................................................................  1
          1.02 OTHER INTERPRETIVE PROVISIONS................................................ 16
          1.03 ACCOUNTING TERMS............................................................. 16
          1.04 ROUNDING..................................................................... 17
          1.05 REFERENCES TO AGREEMENTS AND LAWS............................................ 17

       ARTICLE II      THE COMMITMENTS AND CREDIT EXTENSIONS................................ 17

          2.01 LOANS........................................................................ 17
          2.02 BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS........................... 17
          2.03 LETTERS OF CREDIT............................................................ 19
          2.04 PREPAYMENTS.................................................................. 24
          2.05 REDUCTION OR TERMINATION OF COMMITMENTS...................................... 25
          2.06 REPAYMENT OF LOANS........................................................... 25
          2.07 INTEREST..................................................................... 25
          2.08 FEES......................................................................... 26
          2.09 COMPUTATION OF INTEREST AND FEES............................................. 26
          2.10 EVIDENCE OF DEBT............................................................. 27
          2.11 PAYMENTS GENERALLY........................................................... 27
          2.12 SHARING OF PAYMENTS.......................................................... 28
          2.13 GUARANTY OF OBLIGATIONS...................................................... 29

        ARTICLE III.   TAXES, YIELD PROTECTION AND ILLEGALITY .............................. 29

          3.01 TAXES........................................................................ 29
          3.02 ILLEGALITY................................................................... 30
          3.03 INABILITY TO DETERMINE RATES................................................. 31
          3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR
                RATE LOANS.................................................................. 31
          3.05 FUNDING LOSSES............................................................... 32
          3.06 MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.......................... 32
          3.07 SURVIVAL..................................................................... 32


        ARTICLE IV.    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS............................ 33

          4.01 CONDITIONS TO EFFECTIVENESS AND INITIAL CREDIT EXTENSION..................... 33
          4.02 CONDITIONS TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND CONTINUATIONS........ 34

        ARTICLE V.     REPRESENTATIONS AND WARRANTIES....................................... 34

          5.01 EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS..................... 35
          5.02 AUTHORIZATION; NO CONTRAVENTION.............................................. 35
          5.03 GOVERNMENTAL AUTHORIZATION................................................... 35
          5.04 BINDING EFFECT............................................................... 35
          5.05 FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT............................. 35
          5.06 LITIGATION................................................................... 36
          5.07 NO DEFAULT................................................................... 36
          5.08 OWNERSHIP OF PROPERTY; LIENS................................................. 36
          5.09 ENVIRONMENTAL COMPLIANCE..................................................... 36
          5.10 INSURANCE.................................................................... 37
          5.11 TAXES........................................................................ 37
          5.12 ERISA COMPLIANCE............................................................. 37
          5.13 SUBSIDIARIES................................................................. 38
          5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY
               ACT.......................................................................... 38


          5.15 DISCLOSURE.................................................................. 38
          5.16 INTELLECTUAL PROPERTY; LICENSES, ETC. ...................................... 38
          5.17 SWAP CONTRACTS.............................................................. 39
          5.18 LABOR RELATIONS............................................................. 39
          5.19 USE OF PROCEEDS............................................................. 39
          5.20 SOLVENCY.................................................................... 39

        ARTICLE VI.    AFFIRMATIVE COVENANTS............................................... 39

          6.01 FINANCIAL STATEMENTS........................................................ 39
          6.02 CERTIFICATES; OTHER INFORMATION............................................. 40
          6.03 NOTICES..................................................................... 41
          6.04 PAYMENT OF OBLIGATIONS...................................................... 42
          6.05 PRESERVATION OF EXISTENCE, ETC. ............................................ 42
          6.06 MAINTENANCE OF PROPERTIES................................................... 42
          6.07 MAINTENANCE OF INSURANCE.................................................... 42
          6.08 COMPLIANCE WITH LAWS........................................................ 42
          6.09 BOOKS AND RECORDS........................................................... 43
          6.10 INSPECTION RIGHTS........................................................... 43
          6.11 COMPLIANCE WITH ERISA....................................................... 43
          6.12 ENVIRONMENTAL LAWS.......................................................... 43
          6.13 USE OF PROCEEDS............................................................. 43
          6.14 TAX CLEARANCE CERTIFICATES.................................................. 44

        ARTICLE VII.   NEGATIVE COVENANTS.................................................. 44

          7.01 LIENS....................................................................... 44
          7.02 INVESTMENTS................................................................. 45
          7.03 INDEBTEDNESS................................................................ 46
          7.04 FUNDAMENTAL CHANGES......................................................... 47
          7.05 DISPOSITIONS................................................................ 47
          7.06 LEASE OBLIGATIONS........................................................... 48
          7.07 RESTRICTED PAYMENTS......................................................... 48
          7.08 ERISA....................................................................... 49
          7.09 CHANGE IN NATURE OF BUSINESS OR IN STRUCTURE................................ 49
          7.10 TRANSACTIONS WITH AFFILIATES................................................ 49
          7.11 BURDENSOME AGREEMENTS....................................................... 49
          7.12 USE OF PROCEEDS............................................................. 50
          7.13 FINANCIAL COVENANTS......................................................... 50

        ARTICLE VIII.  EVENTS OF DEFAULT AND REMEDIES...................................... 50

          8.01 EVENTS OF DEFAULT........................................................... 50
          8.02 REMEDIES UPON EVENT OF DEFAULT.............................................. 52

        ARTICLE IX.    ADMINISTRATIVE AGENT................................................ 53

          9.01 APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT....................... 53
          9.02 DELEGATION OF DUTIES........................................................ 53
          9.03 LIABILITY OF ADMINISTRATIVE AGENT........................................... 53
          9.04 RELIANCE BY ADMINISTRATIVE AGENT............................................ 54
          9.05 NOTICE OF DEFAULT........................................................... 54
          9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.......... 54
          9.07 INDEMNIFICATION OF ADMINISTRATIVE AGENT..................................... 55
          9.08 ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY............................. 55
          9.09 SUCCESSOR ADMINISTRATIVE AGENT.............................................. 56

        ARTICLE X.     GENERAL PROVISIONS.................................................. 56

          10.01       AMENDMENTS, ETC. .................................................... 56
          10.02       NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES................... 57

          10.03       NO WAIVER; CUMULATIVE REMEDIES....................................... 58
          10.04       ATTORNEY COSTS, EXPENSES AND TAXES................................... 58
          10.05       INDEMNIFICATION BY THE BORROWER...................................... 59
          10.06       PAYMENTS SET ASIDE................................................... 59
          10.07       SUCCESSORS AND ASSIGNS............................................... 60
          10.08       CONFIDENTIALITY...................................................... 62
          10.09       SET-OFF.............................................................. 63
          10.10       INTEREST RATE LIMITATION............................................. 63
          10.11       COUNTERPARTS......................................................... 63
          10.12       INTEGRATION.......................................................... 64
          10.13       SURVIVAL OF REPRESENTATIONS AND WARRANTIES........................... 64
          10.14       SEVERABILITY......................................................... 64
          10.15       FOREIGN LENDERS...................................................... 64
          10.16       REMOVAL AND REPLACEMENT OF LENDERS................................... 65
          10.17       GOVERNING LAW........................................................ 65
          10.18       WAIVER OF RIGHT TO TRIAL BY JURY..................................... 66
          10.19       TIME OF THE ESSENCE.................................................. 66

               SIGNATURES...................................................................S-1

SCHEDULES

        A      Existing Letters of Credit
        B      Guarantors
        2.01   Commitments and Pro Rata Shares
        5.06   Litigation
        5.09   Environmental Matters
        5.13   Subsidiaries and Other Equity Investments
        5.16   Intellectual Property Matters
        7.01   Existing Liens
        7.02   Existing Investments
        7.03   Existing Indebtedness
        7.06   Existing Leases
        10.02  Eurodollar and Domestic Lending Offices; Addresses for Notices



EXHIBITS

        Exhibit A     Form of Loan Notice
        Exhibit B     Form of Note
        Exhibit C     Form of Compliance Certificate
        Exhibit D     Form of Assignment and Assumption Agreement
        Exhibit E     Form of Guaranty
        Exhibit F     Form of Opinion of Counsel

                                CREDIT AGREEMENT

        This CREDIT AGREEMENT, dated as of June 29, 2001, is entered into among Granite Construction Incorporated, a Delaware corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and, individually, a "Lender"), and BANK OF AMERICA, N.A., as Administrative Agent and as L/C Issuer.

        The Borrower has requested that the Lenders provide the Borrower with a senior unsecured revolving credit facility of up to $60,000,000, and the Lenders are willing to do so on the terms and conditions set forth herein.

        In consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:


                                   ARTICLE I.
                        DEFINITIONS AND ACCOUNTING TERMS

        1.01   DEFINED TERMS.

        As used in this Agreement, the following terms shall have the meanings set forth below:

        "Administrative Agent" means the sole administrative agent under the Loan Documents or any successor administrative agent, which, initially, shall be Bank of America.

        "Administrative Agent's Office" means the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

        "Affiliate" means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power (a) to vote 5% or more of the securities having ordinary voting power for the election of directors or managing general partners; or (b) to direct or cause the direction of the management and policies of such Person whether by voting securities, through the ownership of contract or otherwise.

        "Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

        "Aggregate Commitments" means, as of any date of determination, the aggregate amount of all Lenders' Commitments hereunder.

        "Agreement" means this Credit Agreement.

        "Applicable Rate" means, with respect to commitment fees, Base Rate Loans, Eurodollar Rate Loans and utilization fees, as applicable, the following percentages per annum (expressed in basis points per annum), each based upon the Pricing Level Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

----------------------------------------------------------------------------------------------
  PRICING     PRICING LEVEL         APPLICABLE     APPLICABLE    APPLICABLE   APPLICABLE
    LEVEL     LEVERAGE RATIO          RATE           RATE       RATE (BASE      RATE
                                   (COMMITMENT    (EURODOLLAR   RATE LOANS)  (UTILIZATION
                                       FEE)       RATE LOANS)                   FEE)
----------------------------------------------------------------------------------------------

        1   Less than 0.50 to            25.0       100.0         00.0        12.5
            1.00
----------------------------------------------------------------------------------------------

            Less than 1.00 to            30.0       125.0         00.0       12.5
        2   1.00 but greater
            than or equal to
            0.50 to 1.00
----------------------------------------------------------------------------------------------
            Less than 1.50 to            35.0      137.5          00.0       12.5
        3   1.00 but greater
            than or equal to
            1.00 to 1.00
----------------------------------------------------------------------------------------------
            Greater than or              40.0     162.5          00.0       12.5
        4   equal to 1.50 to
            1.00
----------------------------------------------------------------------------------------------


        Any increase or decrease in the Applicable Rate resulting from a change in the Pricing Level Leverage Ratio shall become effective as of the date that is the earlier of: (a) the last date by which the Borrower is otherwise required to deliver a Compliance Certificate in accordance with Section 6.02(b) with reference to Section 6.01 for a given fiscal period (each such date, a "Calculation Date"); and (b) the date that is two (2) Business Days after the date (prior to the related Calculation Date) on which the Borrower actually delivers a Compliance Certificate in accordance with Section 6.02(b) with reference to Section 6.01 for such fiscal period; provided that the Applicable Rate in effect from the Closing Date to the date that is two (2) Business Days following receipt by the Administrative Agent of a timely delivered Compliance Certificate with respect to the fiscal quarter ended June 30, 2001 shall be determined based upon Pricing Level 1; provided further that, if any Compliance Certificate for any fiscal period is not delivered to the Administrative Agent on or before the related Calculation Date, then Pricing Level 4 shall apply, effective on the related Calculation Date until two (2) Business Days after such Compliance Certificate is actually received by the Administrative Agent.

        "Approved Fund" has the meaning set forth in Section 10.07(h).

        "Arranger" means the Person acting as sole lead arranger and sole book manager, which, initially, shall be Banc of America Securities LLC.

        "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit D.

        "Attorney Costs" means and includes all fees and disbursements of any law firm or other external counsel and the allocated cost of internal legal services and all disbursements of internal counsel.

        "Attributable Indebtedness" means, on any date, (a) in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

        "Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries.

        "Auto-Renewal Letter of Credit" has the meaning set forth in Section 2.03(b)(iii).

        "Bank of America" means Bank of America, N.A.

        "Bankruptcy Code" means the federal Bankruptcy Reform Act of 1978 (11 U.S.C. Section 101 et seq.).

        "Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Bank of America's "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

        "Base Rate Loan" means a Loan that bears interest based on the Base
Rate.

        "Borrower" has the meaning set forth in the introductory paragraph hereto.

        "Borrowing" means a borrowing consisting of simultaneous Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

        "Business Day" means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office is located and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

        "Calculation Date" has the meaning set forth in the definition of "Applicable Rate" contained herein.

        "Capital Expenditures" means for any period and with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, minus net proceeds from sales of fixed or capital assets received by such Person or any of its Subsidiaries during such period. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or any of its Subsidiaries or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

        "Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders). Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such cash and deposit account balances. Cash collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America.

        "Change of Control" means, with respect to any Person, an event or series of events by which:

               (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 25% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a partially-diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

               (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
        (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

        "Closing Date" means the first date on which all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section
4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

        "Code" means the Internal Revenue Code of 1986.

        "Commitment" means, as to each Lender as of any date of determination, its obligation to (a) make Loans to the Borrower pursuant to Section 2.01, and
(b) purchase participations in L/C Obligations, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

        "Compensation Period" has the meaning set forth in Section 2.11(d)(ii).

        "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

        "Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) the operating income for such period plus (b) the amount of depreciation and amortization expense deducted in determining the operating income for such period.

        "Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, plus
(c) without duplication, all Guaranty Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Borrower or any Subsidiary.

        "Consolidated Interest Expense" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, fees, charges and related expenses of the Borrower and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, plus (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP.

        "Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries from continuing operations after extraordinary items (excluding gains or losses from Dispositions of assets) for that period.

        "Consolidated Shareholders' Equity" means, as of any date of determination for the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

        "Consolidated Tangible Net Worth" means, as of any date of determination, the amount equal to Consolidated Shareholders' Equity on that date minus the Intangible Assets of the Borrower and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) on that date.

        "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

        "Credit Extension" means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.

        "Debtor Relief Laws" means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

        "Default" means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

        "Default Rate" means a fluctuating interest rate per annum equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans plus (c) 2% per annum.

        "Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

        "Dollar" and "$" means lawful money of the United States of America.

        "Eligible Assignee" has the meaning set forth in Section 10.07(h).

        "Environmental Claims" means all claims, however asserted, by any Governmental Authority or any other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in or from property, whether or not owned by the Borrower or any of its Subsidiaries, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

        "Environmental Laws" means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

        "Environmental Permits" has the meaning set forth in Section 5.09(b).

        "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

        "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

        "ERISA Event" means any of the following: (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under
Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

        "Eurodollar Rate" means for any Interest Period with respect to any Eurodollar Rate Loan:

               (a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

               (b) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

               (c) if the rates referenced in the preceding subsections (a) and
        (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest (rounded upward to the next 1/100th of 1%) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

        "Eurodollar Rate Loan" means a Loan that bears interest at a rate based on the Eurodollar Rate.

        "Event of Default" means any of the events or circumstances specified in
Article VIII, Section 8.01.

        "Exchange Act" means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

        "Existing Letters of Credit" means the letters of credit issued by Bank of America (as the financial institution issuing letters of credit under the Prior Credit Facility) that are outstanding immediately prior to the effectiveness of this Agreement, as more particularly described on Schedule A.

        "Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the "Federal Funds Rate" for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the "Federal Funds Rate" for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

        "Fee Letter" means that certain letter agreement, dated as of April 18, 2001, among the Borrower, the Arranger and the Administrative Agent.

        "Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of (i) Consolidated EBITDA, measured for the period consisting of the four consecutive fiscal quarters ending on such day, plus (ii) interest income for such period (to the extent not included in Consolidated EBITDA for such period), minus (iii) all Capital Expenditures actually made during such period minus (iv) all taxes actually paid in cash during such period to (b) the sum of (i) Consolidated Interest Expense, measured for the period consisting of the four consecutive fiscal quarters ending on such day, which was deductible in determining the operating income for such period plus (ii) the current portion (determined in accordance with GAAP) of Consolidated Funded Indebtedness.

        "Foreign Lender" has the meaning set forth in Section 10.15.

        "FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

        "Fund" has the meaning set forth in Section 10.07(h).

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied.

        "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

        "Guarantors" means all of the Subsidiaries listed on Schedule B and all other Persons who, following the Closing Date, execute and deliver a guaranty, substantially in the form of Exhibit E, in favor of the Administrative Agent on behalf of the Lenders.

        "Guaranty" means the Guaranty, substantially in the form of Exhibit E, made by the Guarantors listed on Schedule B in favor of the Administrative Agent on behalf of the Lenders.

        "Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

        "Hazardous Materials" means, collectively, as of any date: (a) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls (PCB's); (b) any chemicals or other materials or substances which as of such date are defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants," "infectious wastes," "pollutants" or words of similar import under any Environmental Law; and (c) any other chemical or other material or substance, exposure to which or use of which as of such date is prohibited, limited or regulated under any Environmental Law.

        "Honor Date" has the meaning set forth in Section 2.03(c)(i).

        "Indebtedness" means, as to any Person at a particular time, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

               (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

               (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), reimbursement agreements, bankers' acceptances, bank guaranties, surety bonds and similar instruments (in each case, whether or not such obligations are contingent or absolute, provided that, for purposes of calculations made under Section 7.13, only surety bonds under which a breach or default has occurred and letters of credit which have been drawn and for which reimbursement must be made are to be included as "Indebtedness");

               (c) net obligations under any Swap Contract in an amount equal to the Swap Termination Value thereof;

               (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the Ordinary Course of Business);

               (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

               (f)    capital leases and Synthetic Lease Obligations; and

               (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

        For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person (subject only to customary exceptions acceptable to the Required Lenders). The amount of any capital lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

        "Indemnified Liabilities" has the meaning set forth in Section 10.05.

        "Indemnitees" has the meaning set forth in Section 10.05.

        "Information" has the meaning set forth in Section 10.08.

        "Intangible Assets" means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trade marks, patents, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

        "Interest Payment Date" means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan; provided that, if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

        "Interest Period" means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter, as selected by the Borrower in its Loan Notice; provided that:

               (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

               (b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                (c) no Interest Period shall extend beyond the scheduled Maturity Date.

        "Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

        "IP Rights" has the meaning set forth in Section 5.16.

        "IRS" means the United States Internal Revenue Service.

        "Joint Venture" means a single-purpose corporation, partnership, limited liability company, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by one Person with another Person in order to conduct a common venture or enterprise with such Person.

        "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

        "L/C Advance" means, with respect to each Lender, such Lender's participation in any L/C Borrowing in accordance with its Pro Rata Share.

        "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Borrowing.

        "L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

        "L/C Issuer" means the financial institution acting as issuer of Letters of Credit hereunder (or any successor issuer of Letters of Credit hereunder), which initially shall be Bank of America.

        "L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

        "Lender" has the meaning set forth in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer.

        "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

        "Letter of Credit" means any standby letter of credit issued hereunder and shall include each Existing Letter of Credit. A "Letter of Credit" may not be a commercial letter of credit.

        "Letter of Credit Application" means an application and agreement for the issuance or amendment of a standby letter of credit in the form from time to time in use by the L/C Issuer.

        "Letter of Credit Expiration Date" means the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

        "Letter of Credit Sublimit" means an amount equal to the lesser of the Aggregate Commitments and $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

        "Leverage Ratio" means, as of any date of determination, the ratio of
(a) Consolidated Funded Indebtedness to (b) Consolidated Funded Indebtedness plus Consolidated Tangible Net Worth.

        "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

        "Loan" means an extension of credit by a Lender to the Borrower under
Article II in the form of a loan.

        "Loan Documents" means this Agreement, all Notes, the Fee Letter, all Requests for Credit Extensions, all Compliance Certificates, the Guaranty and all other agreements, documents and instruments (with the exception of Swap Contracts except to the extent expressly required pursuant to the terms hereof), executed and delivered by a Loan Party in connection with the transactions contemplated hereby in favor of the Administrative Agent, the Arranger, the L/C Issuer or any Lender.

        "Loan Notice" means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

        "Loan Parties" means, collectively, the Borrower and each Guarantor.

        "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Borrower or the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.

        "Material Subsidiary" means any Subsidiary that meets either of the following conditions: (a) such Subsidiary's total net revenues for the period of the immediately preceding four fiscal quarters is equal to or greater than 10% of the consolidated total net revenues of the Borrower and its Subsidiaries for such period, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly financial statements of the Borrower required to be delivered pursuant to Section 6.01; or (b) such Subsidiary's total assets, as of the last day of the immediately preceding fiscal quarter, are equal to or greater than 10% of the consolidated total assets of the Borrower and its Subsidiaries as of such date, determined in accordance with GAAP, in each case as reflected in the most recent annual or quarterly (as applicable) financial statements of the Borrower required to be delivered pursuant to Section 6.01.

        "Maturity Date" means: (a) three (3) years from the date of execution and delivery of this Credit Agreement; or (b) such earlier date upon which the Aggregate Commitments are terminated in accordance with the terms hereof.

        "Maximum Rate" has the meaning set forth in Section 10.10.

        "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

        "Non-Guarantor Subsidiary" has the meaning set forth in Section 2.13.

        "Nonrenewal Notice Date" has the meaning set forth in Section 2.03(b)(iii).

        "Note" means a promissory note, substantially in the form of Exhibit B, made by the Borrower in favor of a Lender evidencing the Loans made by such Lender.

        "Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

        "Ordinary Course of Business" means, in respect of any transaction involving the Borrower or any Subsidiary of the Borrower, (a) the ordinary course of such Person's business, substantially as conducted by any such Person prior to or as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document, or (b) transactions outside the ordinary course of such Person's then-existing business, as long as the Borrower provides written notice to the Administrative Agent and the Lenders prior to such Person undertaking such business, provided that the Required Lenders shall not have delivered written objections to the Administrative Agent within five (5) Business Days after their receipt of such written notice.

        "Organization Documents" means: (a) with respect to any corporation, such Person's certificate or articles of incorporation and its bylaws; (b) with respect to any limited liability company, such Person's articles of formation and operating agreement; and (c) with respect to any partnership, Joint Venture, trust or other form of business entity, such Person's applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

        "Other Taxes" has the meaning set forth in Section 3.01(b).

        "Outstanding Amount" means: (a) with respect to Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Loans occurring on such date; and
(b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

        "Participant" has the meaning set forth in Section 10.07(d).

        "PBGC" means the Pension Benefit Guaranty Corporation.

        "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

        "Person" means any individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, Joint Venture or Governmental Authority.

        "Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

        "Pricing Level Leverage Ratio" means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

        "Prior Credit Facility" means that certain Credit Agreement, dated as of June 30, 1997, as amended, modified or supplemented prior to the date hereof, among the Borrower, the financial institutions party thereto, and Bank of America, as administrative agent.

        "Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments set forth opposite the name of such Lender on Schedule 2.01, as such share may be adjusted as contemplated herein.

        "Register" has the meaning set forth in Section 10.07(c).

        "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

        "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

        "Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of Loans, a Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

        "Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50%.

        "Responsible Officer" means the president, chief operating officer, chief executive officer, chief financial officer, treasurer, assistant treasurer or secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

        "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or of any option, warrant or other right to acquire any such capital stock.

        "SEC" means the Securities and Exchange Commission or any successor or similar Governmental Authority.

        "Solvent" means, as to any Person at any time, that: (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of section 101(32) of the Bankruptcy Code and, in the alternative, for purposes of the California Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction for which such Person's property would constitute unreasonably small capital.

        "Subsidiary" of a Person means a corporation, partnership, Joint Venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

        "Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

        "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

        "Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or
(b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

        "Taxes" has the meaning set forth in Section 3.01(a).

        "Type" means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

        "Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

        "Unreimbursed Amount" has the meaning set forth in Section 2.03(c)(i).

        "Voting Percentage" means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Outstanding Amount of such Lender's Loans, plus (B) such Lender's Pro Rata Share of the Outstanding Amount of L/C Obligations, then comprises of (ii) the Outstanding Amount of all Loans and L/C

Obligations; provided that, if any Lender has failed to fund any portion of the Loans, participations in L/C Obligations required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the outstanding amount of its Loans and L/C Advances, as the case may be.

        1.02   OTHER INTERPRETIVE PROVISIONS.

        With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

        (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

        (b) (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

               (ii) Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.

                (iii) The term "including" is by way of example and not limitation.

               (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

        (c) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

        (d) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

        (e) Unless otherwise expressly provided herein: (i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document; and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

        1.03   ACCOUNTING TERMS.

        (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

        (b) If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and
(ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

        1.04   ROUNDING.

        Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

        1.05   REFERENCES TO AGREEMENTS AND LAWS.

        Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                   ARTICLE II.
                      THE COMMITMENTS AND CREDIT EXTENSIONS

        2.01   LOANS.

        Subject to the terms and conditions set forth herein, each Lender severally agrees to make loans to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate amount not to exceed at any time outstanding the amount of such Lender's Commitment; provided that, after giving effect to any Borrowing, (i) the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (ii) the aggregate Outstanding Amount of the Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender's Commitment. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under
Section 2.04, and reborrow under this Section 2.01. Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.

        2.02   BORROWINGS, CONVERSIONS AND CONTINUATIONS OF LOANS.

        (a) Each Borrowing, each conversion of Loans from one Type to a different Type and each continuation of Loans as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 9:00 a.m., San Francisco time, (i) three (3) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a written Loan Notice (which may be sent by facsimile), appropriately completed and signed by two (2) Responsible Officers of the Borrower. Each Borrowing of Loans, each conversion of Loans from one Type to another Type, and each continuation of Eurodollar Rate Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Loans as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

        (b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Borrowing, each Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent's Office not later than 11:00 a.m., San Francisco time, on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided that, if, on the date of the Borrowing, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings and, second, to the Borrower as provided above.

        (c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

        (d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower and the Lenders of any change in Bank of America's prime rate used in determining the Base Rate promptly following the public announcement of such change.

        (e) After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten Interest Periods in effect with respect to Loans.

        2.03   LETTERS OF CREDIT.

        (a)    The Letter of Credit Commitment.

               (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower, and to amend or renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the sum of the aggregate Outstanding Amount of the Loans of any Lender plus such Lender's Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender's Commitment, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto and, from and after the Closing Date, shall be subject to and governed by the terms and conditions hereof.

               (ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

                      (A) any order, judgment or decree of any Governmental
               Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

                      (B) subject to clause (C) below and subject to Section
               2.03(b)(iii), the expiry date of any Letter of Credit would occur more than one year after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

                      (C) the expiry date of such requested Letter of Credit
               would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date;

                      (D) the issuance of such Letter of Credit would violate
               one or more policies of the L/C Issuer or such Letter of Credit does not provide for drafts;

                      (E) the face amount of any Letter of Credit (other than an
               Existing Letter of Credit) is less than $1,000,000;

                      (F) such Letter of Credit is for the purpose of supporting the issuance of any letter of credit issued by any other Person;
               or

                      (G) such Letter of Credit is denominated in a currency
               other than Dollars.

               (iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

        (b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

               (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by two (2) Responsible Officers of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 9:00 a.m., San Francisco time, at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof;
        (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder;
        (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

               (ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

               (iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in it sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which shall be in writing, including by facsimile) on or before the Business Day immediately preceding the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time.

               (iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

        (c)    Drawings and Reimbursements; Funding of Participations.

               (i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 9:00 a.m., San Francisco time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the "Unreimbursed Amount"), and such Lender's Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

               (ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.03(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 11:00 a.m., San Francisco time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

               (iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

               (iv) Until each Lender funds its Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

               (v) Each Lender's obligation to make Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including
        (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any reimbursement pursuant to this Section 2.03 shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

               (vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

        (d)    Repayment of Participations.

               (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

               (ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        (e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

                (i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

               (ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

               (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

               (iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

               (v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

        The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

        (f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through
(v) of Section 2.03(e); provided that, notwithstanding anything in such clauses to the contrary, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

        (g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount).

        (h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit.

        (i) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit equal to the Applicable Rate (for Eurodollar Rate Loans) multiplied by the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date.

        (j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

        (k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

        2.04   PREPAYMENTS.

        (a) The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 9:00 a.m., San Francisco time, (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) on the date of prepayment of Base Rate Loans; and (ii) any prepayment of Loans shall be in a principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to
Section 3.05. Each such prepayment shall be applied to the Loans of the Lenders in accordance with their respective Pro Rata Shares.

        (b) If for any reason the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess.

        2.05   REDUCTION OR TERMINATION OF COMMITMENTS.

        The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 9:00 a.m., San Francisco time, five (5) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

        2.06   REPAYMENT OF LOANS.

        The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Loans outstanding on such date.

        2.07   INTEREST.

        (a) Subject to the provisions of subsection (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

        (b) While any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

        (c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

        2.08   FEES.

        In addition to certain fees described in subsections (i) and (j) of
Section 2.03:

        (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate multiplied by the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations during a quarterly period. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and, if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

        (b) Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee equal to the Applicable Rate multiplied by the actual daily aggregate Outstanding Amount of Loans and L/C Obligations on each day that such aggregate Outstanding Amount exceeds 33% of the Aggregate Commitments. The utilization fee shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

        (c) Arrangement and Agency Fees. The Borrower shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

        (d) Lenders' Upfront Fees. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in an amount set forth in the Fee Letter. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

        2.09   COMPUTATION OF INTEREST AND FEES.

        Interest on Base Rate Loans shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan (or any such portion) is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

        2.10   EVIDENCE OF DEBT.

        (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive (absent manifest error) of the amount of the Credit Extensions made by the Lenders to the Borrower and all interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Loans or the L/C Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans may be evidenced by a Note in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

        (b) In addition to the accounts and records referred to in subsection
(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

        2.11   PAYMENTS GENERALLY.

        (a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent's Office in Dollars and in immediately available funds not later than 11:00 a.m., San Francisco time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent after 11:00 a.m., San Francisco time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

        (b) Subject to the definition of "Interest Period" contained in Section 1.01, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

        (c) If at any time the funds received by and available to the Administrative Agent are not sufficient to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

        (d) Unless the Borrower or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then:

               (i) if the Borrower failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the Federal Funds Rate from time to time in effect; and

               (ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in immediately available funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the Federal Funds Rate from time to time in effect. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

        A notice of the Administrative Agent to any Lender with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.

        (e) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

        (f) The obligations of the Lenders hereunder to make Loans and to fund participations in Letters of Credit are several and not joint. The failure of any Lender to make any Loan or to fund any such participation on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

        (g) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        2.12   SHARING OF PAYMENTS.

        If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately
(a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

        2.13   GUARANTY OF OBLIGATIONS.

        The Obligations shall be jointly and severally guaranteed by the Guarantors pursuant to one or more Guaranties. Promptly after the date on which any Person becomes a Material Subsidiary of the Borrower, and, in any event, within ten (10) Business Days following receipt by the Borrower from the Administrative Agent of a request therefor, the Borrower will cause such Person to execute and deliver to the Administrative Agent, on behalf of the Lenders, a guaranty of the Obligations in substantially the form of the Guaranty. In addition, promptly after any date that the total revenues or total assets of all Subsidiaries that are at such time not Guarantors (each, a "Non-Guarantor Subsidiary") together exceed 20% of the total revenues or total assets, as the case may be, of the Borrower and its Subsidiaries, determined on a consolidated basis, and in any event, within ten (10) Business Days following receipt by the Borrower from the Administrative Agent of a request therefor, the Borrower will cause one or more Non-Guarantor Subsidiaries to execute and deliver to the Administrative Agent, on behalf of the Lenders, a guaranty of the Obligations in substantially the form of a Guaranty, so that, after delivery of such guaranty or guarantees, the total revenues and total assets of all remaining Non-Guarantor Subsidiaries together are less than 20% of the total revenues or total assets, as the case may be, of the Borrower and its Subsidiaries, determined on a consolidated basis. In all of the foregoing instances, the Borrower shall deliver or cause to be delivered such other agreements, documents, instruments and other information and items as are reasonably requested by the Administrative Agent, at the request of any Lender, in connection with the foregoing, including resolutions, incumbency and officers' certificates and opinions of counsel.

                                  ARTICLE III.
                     TAXES, YIELD PROTECTION AND ILLEGALITY

        3.01   TAXES.

        (a) Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities with respect thereto being hereinafter collectively referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

        (b) In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

        (c) If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, the Borrower shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies is necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed.

        (d) The Borrower agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent and such Lender, (ii) amounts payable under Section 3.01(c) and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection
(d) shall be made within 30 days after the date the Lender or the Administrative Agent makes a demand therefor.

        3.02   ILLEGALITY.

        If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

        3.03   INABILITY TO DETERMINE RATES.

        If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (c) the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.

        3.04 INCREASED COST AND REDUCED RETURN; CAPITAL ADEQUACY; RESERVES ON EURODOLLAR RATE LOANS.

        (a) If any Lender determines that as a result of the introduction of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section
3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements contemplated by Section 3.04(c), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

        (b) If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

        (c) The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least 15 days prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 15 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 15 days from receipt of such notice.

        3.05   FUNDING LOSSES.

        Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

        (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

        (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or

        (c) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.16;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the London interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

        3.06   MATTERS APPLICABLE TO ALL REQUESTS FOR COMPENSATION.

        (a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

        (b) Upon any Lender's making a claim for compensation under Section 3.01 or 3.04, the Borrower may remove or replace such Lender in accordance with
Section 10.16.

        3.07   SURVIVAL.

        All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations.

                                   ARTICLE IV.
                    CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

        4.01   CONDITIONS TO EFFECTIVENESS AND INITIAL CREDIT EXTENSION.

        The effectiveness of this Agreement and the obligation of each Lender to make its initial Credit Extension hereunder are subject to satisfaction of the following conditions precedent:

        (a) Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v) or (vi) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date acceptable to the Administrative Agent) and each in form and substance satisfactory to the Administrative Agent, the Lenders and their respective legal counsel:

               (i) executed counterparts of this Agreement and the Guaranty, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

               (ii) if requested by a Lender, a Note executed by the Borrower in favor of such Lender, such Note to be in an original face amount equal to such Lender's Commitment;

               (iii) such certificates respecting resolutions or other actions, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent or any Lender may require to establish the identities of and verify the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

               (iv) such evidence as the Administrative Agent and/or any Lender may require to verify that each Loan Party is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business, including certified copies of each Loan Party's Organization Documents, certificates of good standing and qualification to engage in business and tax clearance certificates; provided that, to the extent that any of the tax clearance certificates required under this sub-paragraph (iv) have not been received by the Borrower prior to June 29, 2001, the Borrower shall only be required to deliver such tax clearance certificates in accordance with Section 6.14;

               (v) a certificate signed by a Responsible Officer of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, and (B) that there has been no event or circumstance since the date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect;

               (vi) an opinion of counsel to each Loan Party substantially in the form of Exhibit F in form and substance satisfactory to the Administrative Agent, the Lenders and their respective legal counsel;

               (vii) evidence satisfactory to the Administrative Agent that the Prior Credit Facility has been or concurrently with the Closing Date is being terminated (with all Indebtedness thereunder being repaid in full) and all Liens securing obligations under the Prior Credit Facility have been or concurrently with the Closing Date are being released; and

               (viii) such other assurances, certificates, documents, consents, approvals, materials or opinions as the Administrative Agent, the L/C Issuer or any Lender reasonably may require.

        (b) Any fees required to be paid on or before the Closing Date shall have been paid.

        (c) Unless waived by the Administrative Agent, the Borrower shall have paid all reasonable Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of reasonable Attorney Costs as shall constitute its reasonable estimate of such Attorney Costs incurred or to be incurred by it through the closing proceedings, provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent.

        Notwithstanding anything to the contrary contained in this Section 4.01, neither this Agreement nor any of the other Loan Documents shall become effective or be binding on any party unless the preceding conditions have been satisfied (or waived, as appropriate), on or before 9:00 a.m., San Francisco time, on June 29, 2001.

        4.02 CONDITIONS TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND CONTINUATIONS.

        The obligation of each Lender to honor any Request for Credit Extension is subject to the following conditions precedent:

        (a) The representations and warranties of the Borrower contained in
Article V, or which are contained in any document furnished at any time under or in connection herewith, shall be true and correct on and as of the date of such Credit Extension, conversion or continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

        (b) No Default or Event of Default shall exist or would result from such Credit Extension, conversion or continuation.

        (c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

        (d) The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

        Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

                                   ARTICLE V.
                         REPRESENTATIONS AND WARRANTIES

        The Borrower represents and warrants to the Administrative Agent and the Lenders that:

        5.01   EXISTENCE, QUALIFICATION AND POWER; COMPLIANCE WITH LAWS.

        Each Loan Party (a) is a corporation, partnership or limited liability company, duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in subsections (c) or this subsection (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

        5.02   AUTHORIZATION; NO CONTRAVENTION.

        The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject; or (c) violate any Law.

        5.03   GOVERNMENTAL AUTHORIZATION.

        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

        5.04   BINDING EFFECT.

        This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting the rights of creditors, and subject to equitable principles of general application.

        5.05   FINANCIAL STATEMENTS; NO MATERIAL ADVERSE EFFECT.

        (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

        (b) The unaudited consolidated financial statements of the Borrower and its Subsidiaries, dated March 31, 2001, contained in the related quarterly report on Form 10-Q filed with the SEC (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to ordinary, good faith year end audit adjustments; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

        (c) Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.

        5.06   LITIGATION.

        Except as specifically disclosed on Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or
(b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

        5.07   NO DEFAULT.

        Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

        5.08   OWNERSHIP OF PROPERTY; LIENS.

        Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Borrower and its Subsidiaries is not subject to any Lien, other than Liens permitted by Section 7.01.

        5.09   ENVIRONMENTAL COMPLIANCE.

        (a) The on-going operations of the Borrower and each of its Subsidiaries, after the Closing Date, comply in all respects with all Environmental Laws, except such non-compliance that would not result in liability in excess of $2,000,000 in the aggregate.

        (b) Except as specifically identified on Schedule 5.09, and except to the extent that noncompliance would not result in liability in excess of $300,000 in the aggregate, the Borrower and each of its Subsidiaries have obtained all licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits") necessary for their respective operations, and all such Environmental Permits are in good standing, and the Borrower and each of its Subsidiaries are in compliance with all terms and conditions of such Environmental Permits.

        (c) Except as specifically identified on Schedule 5.09, none of the Borrower or any of its Subsidiaries or any of their present property or operations is subject to any outstanding written order from or agreement with any Governmental Authority or other Person, nor is subject to any judicial or docketed administrative proceeding respecting any Environmental Law, Environmental Claim or Hazardous Material.

        (d) There are no conditions or circumstances relating to any property of the Borrower or its Subsidiaries, or arising from operations of the Borrower or its Subsidiaries conducted prior to the Closing Date that, together with all other such conditions and circumstances relating to all other properties and operations, may give rise to Environmental Claims with a potential liability as to the Borrower and its Subsidiaries together in excess of $15,000,000 in the aggregate. Schedule 5.09 contains the Borrower's good faith estimate of clean-up costs associated with hydrocarbon contamination at the properties described therein. Notwithstanding the foregoing, (i) neither the Borrower nor any of its Subsidiaries has any underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws or (y) that are leaking or disposing of Hazardous Materials off-site, (ii) the Borrower and its Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment and have met all notification requirements under all applicable Environmental Laws, and (iii) no Hazardous Materials have been Released at, on or under any site, facility or vessel now or previously owned, operated or leased by the Borrower or any of its Subsidiaries that would have a Material Adverse Effect.

        (e) Except as specifically identified on Schedule 5.09, the Borrower has no knowledge of any oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Borrower or any of its Subsidiaries and no site, facility or vessel now or previously owned, operated or leased by the Borrower or any of its Subsidiaries is listed or proposed for listing on any federal or state list of sites requiring investigation or clean-up.

        5.10   INSURANCE.

        The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

        5.11   TAXES.

        The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

        5.12   ERISA COMPLIANCE.

        (a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, nothing has occurred which would prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

        (b) There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

        (c) (i) No ERISA Event has occurred or is reasonably expected to occur;
(ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

        5.13   SUBSIDIARIES.

        As of the Closing Date, the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and those of whom the Borrower has notified the Administrative Agent in writing following the Closing Date pursuant to Section 2.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of
Schedule 5.13.

        5.14 MARGIN REGULATIONS; INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT.

        (a) The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

        (b) None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940, the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other federal or state statute or regulation limiting its ability to incur Indebtedness.

        5.15   DISCLOSURE.

        The documents, certificates and written statements (including the Loan Documents) furnished to the Administrative Agent and the Lenders by the Borrower or any Subsidiary for use in connection with the transactions contemplated by this Agreement, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact (known to the Borrower in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading (it being recognized by the Administrative Agent and the Lenders that projections and forecasts provided to them by the Borrower are not to be viewed as facts and that actual results during the period or periods covered by any such projections and forecasts may differ from the projected or forecasted results).

        5.16   INTELLECTUAL PROPERTY; LICENSES, ETC.

        The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material employed or contemplated to be employed by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.16, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

        5.17   SWAP CONTRACTS.

        The Borrower and its Subsidiaries have each voluntarily entered into each Swap Contract to which it is a party based upon its own independent assessment of its consolidated assets, liabilities and commitments in each case as an appropriate means of mitigating and managing risks associated with such matters.

        5.18   LABOR RELATIONS.

        There are no strikes, lockouts or other labor disputes against the Borrower or any of its Subsidiaries, or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice complaint is pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them before any Governmental Authority, which could reasonably be expected to result in a Material Adverse Effect.

        5.19   USE OF PROCEEDS.

        The Borrower shall use the proceeds of the Credit Extensions solely for working capital and other general corporate purposes (including stock repurchases and acquisitions not prohibited hereunder) not in contravention of any Loan Document or any Law.

        5.20   SOLVENCY.

        The Borrower is and shall continue to be, and shall cause each of its Subsidiaries to be, Solvent.

                                   ARTICLE VI.
                              AFFIRMATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:

        6.01   FINANCIAL STATEMENTS.

        Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

        (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower: (i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; or (ii) an SEC Form 10-K for the Borrower (excluding the exhibits thereto) relating to such fiscal year; and

        (b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower:
(i) a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; or (ii) an SEC Form 10-Q for the Borrower (excluding the exhibits thereto) relating to such fiscal quarter.

        6.02   CERTIFICATES; OTHER INFORMATION.

        Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

        (a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) (unless included in the applicable SEC Form 10-K), a certificate of its independent certified public accountants certifying such financial statements;

        (b) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower;

        (c) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

        (d) promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the request of any Lender, may from time to time request.

        Reports required to be delivered pursuant to Sections 6.01(a) or (b) or 6.02(b) shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower's website on the Internet at the website address listed on Schedule 10.02 or when such report is posted on the SEC's website at www.sec.gov; provided that (x) the Borrower shall deliver paper copies of such reports to the Administrative Agent or any Lender who requests the Borrower to deliver such paper copies until written request to cease delivering paper copies is given by the Administrative Agent or such Lender, (y) the Borrower shall notify by facsimile the Administrative Agent and each Lender of the posting of any such reports, and (z) in every instance, the Borrower shall provide paper copies of the Compliance Certificates required by Section 6.02(b) to the Administrative Agent and each of the Lenders. Except for such

Compliance Certificates, the Administrative Agent shall not have any obligation to request the delivery or to maintain copies of the reports referred to above (and, in any event, the Administrative Agent shall not have any responsibility to monitor compliance by the Borrower with any such request for delivery), and each Lender shall be solely responsible for requesting delivery to it, or maintaining its copies, of such reports.

        6.03   NOTICES.

        Promptly notify the Administrative Agent and each Lender:

        (a)    of the occurrence of any Default or Event of Default;

        (b) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

        (c) of any litigation, investigation or proceeding affecting any Loan Party (i) in which the amount of damages claimed and not fully covered by insurance equals or exceeds $5,000,000 (or its equivalent in another currency or currencies), or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect or (ii) within four days after reporting the same to the SEC if the Borrower is required to report the same to such entity under applicable Law;

        (d) of the occurrence of any ERISA Event;

        (e) of any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;

        (f) within three (3) Business Days after the date of such occurrence,
(i) if any Subsidiary or other Person shall become a Material Subsidiary of the Borrower, or (ii) if the total revenues or total assets of all Non-Guarantor Subsidiaries shall at any time together exceed 20% of the total revenues or total assets, as the case may be, of the Borrower and its Subsidiaries, determined on a consolidated basis;

        (g) if applicable, upon the request from time to time of the Administrative Agent, of the Swap Termination Values, together with a description of the method by which such values were determined, relating to any Swap Contracts then outstanding to which the Borrower or any of its Subsidiaries is a party;

        (h) upon becoming aware thereof, of any labor controversy resulting in or threatening to result in, any strike, work stoppage, boycott, shutdown or other labor disruption against or involving the Borrower or any Subsidiary that would materially impact the operations of the Borrower or any Subsidiary; and

        (i) upon, but in no event later than ten days after, becoming aware of
(i) any and all enforcement, cleanup, removal or other governmental or regulatory actions involving a potential liability in excess of $5,000,000 in the aggregate instituted, completed or threatened against the Borrower or any Subsidiary or any of their properties pursuant to any applicable Environmental Laws, (ii) all other Environmental Claims involving the Borrower or a Subsidiary with a potential liability in excess of

$5,000,000 in the aggregate, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the property of the Borrower or any Subsidiary that could reasonably be anticipated to cause such property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of such property under any Environmental Laws and involving a potential liability in excess of $5,000,000 in the aggregate.

        Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

        6.04   PAYMENT OF OBLIGATIONS.

        Pay and discharge as the same shall become due and payable (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

        6.05   PRESERVATION OF EXISTENCE, ETC.

        Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization; take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except in a transaction permitted by Section 7.04 or 7.05; and preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

        6.06   MAINTENANCE OF PROPERTIES.

        (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

        6.07   MAINTENANCE OF INSURANCE.

        Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.

        6.08   COMPLIANCE WITH LAWS.

        Comply in all material respects with the requirements of all Laws applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

        6.09   BOOKS AND RECORDS.

        (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and

        (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

        6.10   INSPECTION RIGHTS.

        Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

        6.11   COMPLIANCE WITH ERISA.

        Do, and cause each of its ERISA Affiliates to do, each of the following:
(a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

        6.12   ENVIRONMENTAL LAWS.

        (a) The Borrower shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws.

        (b) Upon written request of the Administrative Agent or any Lender, the Borrower shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent and such Lender, at the Borrower's sole cost and expense and at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to Section 6.03(i) and any other environmental, health or safety compliance obligation, remedial obligation or liability, that could, individually or in the aggregate, result in liability in excess of $1,000,000.

        6.13   USE OF PROCEEDS.

        Use the proceeds of the Credit Extensions for working capital and other general corporate purposes not in contravention of any Law or of any Loan Document.

        6.14   TAX CLEARANCE CERTIFICATES.

        On or before the date that is thirty calendar days following the Closing Date, the Borrower shall provide to the Administrative Agent all tax clearance certificates not delivered to the Administrative Agent under Section 4.01(a)(iv) and permitted by such section to be delivered under this Section 6.14; provided that, if the Borrower is unable to deliver any such certificate by virtue of a delay in the ability of any applicable Governmental Authority to provide such certificate in the ordinary course (and not by virtue of any Loan Party not being in tax good standing) and the Borrower has provided to the Administrative Agent reasonable evidence of such inability, then the Borrower shall have such additional time to deliver such certificate(s) as the Administrative Agent shall reasonably determine.

                                  ARTICLE VII.
                               NEGATIVE COVENANTS

        So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:

        7.01   LIENS.

        Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

        (a) Liens pursuant to any Loan Document;

        (b) Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.03(b);

        (c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

        (d) carriers', landlords', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person;

        (e) pledges or deposits in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

        (f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the Ordinary Course of Business, provided that all such deposits in the aggregate could not reasonably be expected to result in a Material Adverse Effect;

        (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

        (h) Liens securing or arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 8.01(h);

        (i) Liens securing Indebtedness permitted under Section 7.03(d), provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness; (ii) such Liens attach to the subject property within 30 days after the acquisition thereof and (iii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition;

        (j) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (k) Liens securing reimbursement obligations of the Borrower or its Subsidiaries with respect to commercial letters of credit obtained in the Ordinary Course of Business and not prohibited hereby, provided that such Liens shall attach only to documents or other property relating to such letters of credit and products and proceeds thereof; and

        (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Borrower in excess of those set forth by regulations promulgated by the FRB, and (ii) such deposit account is not intended by the Borrower or any Subsidiary to provide collateral to the depository institution.

        7.02   INVESTMENTS.

        Make any Investments, except:

        (a) Investments other than those permitted by subsections (b) through
(h) that are existing on the date hereof and listed on Schedule 7.02;

        (b) Investments held by the Borrower or any of its Subsidiaries in the form of cash equivalents or short-term marketable securities;

        (c) Investments consisting of extensions of credit by the Borrower to any of its wholly owned Subsidiaries or by any of its wholly owned Subsidiaries to the Borrower or to another of its wholly owned Subsidiaries;

        (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

        (e) Guaranty Obligations permitted by Section 7.03;

        (f) Investments resulting by virtue of transactions otherwise permitted by Section 7.07;

        (g) Investments managed by Granite Land Company, a Subsidiary of the Borrower, in an aggregate amount not to exceed at any time $25,000,000; and

        (h) Investments not otherwise permitted pursuant to subsections (a) through (g) of this Section 7.02 in the equity of any Subsidiary or the capital stock, assets, obligations or other securities of or interests in any other Person in an aggregate amount not to exceed at any time $100,000,000.

        7.03   INDEBTEDNESS.

        Create, incur, assume or suffer to exist any Indebtedness, except:

        (a)    Indebtedness under the Loan Documents;

        (b) Indebtedness outstanding on the date hereof and listed on Schedule
7.03 and any refinancings, refundings, renewals or extensions thereof, provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder;

        (c) obligations (contingent or otherwise) of the Borrower or any Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person, or changes in the value of securities issued by such Person and not for purposes of speculation or taking a "market view;" and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

        (d) Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money Indebtedness for fixed or capital assets within the limitations set forth in Section 7.01(i); provided that the aggregate amount of (i) all purchase money Indebtedness for fixed or capital assets that may be incurred by the Borrower or any of its then existing Subsidiaries in any fiscal year of the Borrower shall not exceed $10,000,000; (ii) all Indebtedness in respect of capital leases and Synthetic Lease Obligations to finance the acquisition of fixed or capital assets incurred by the Borrower or any of its then existing Subsidiaries in any fiscal year shall not exceed $10,000,000; and
(iii) all Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money Indebtedness for fixed or capital assets of Persons immediately prior to such Persons becoming Subsidiaries or being merged with or into (or otherwise becoming acquired by the Borrower or any of its Subsidiaries) following the Closing Date shall not exceed $30,000,000; provided that none of such Indebtedness was incurred in anticipation of any such acquisition;

        (e) Indebtedness arising as a consequence of Investments pursuant to
Section 7.02(c);

        (f) Indebtedness respecting (i) letters of credit (other than Letters of Credit) issued for the account of the Borrower or any Subsidiary in the Ordinary Course of Business in an aggregate outstanding amount not to exceed $25,000,000 at any time; and (ii) the obligation of a subcontractor of the Borrower or its Subsidiaries on a construction project, provided that the Borrower or such Subsidiary determines in good faith that such financial arrangement best serves the Borrower's or such Subsidiary's financial interests;

        (g) Indebtedness incurred in the Ordinary Course of Business in connection with (i) securing the performance of bids, trade contracts (other than for borrowed money), and statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other obligations of a like nature incurred in the Ordinary

Course of Business, in each of the foregoing cases to the extent not otherwise prohibited by the terms of any Loan Document; and

        (h) additional Indebtedness, comprised solely of (i) the outstanding principal amount of obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds (other than performance, surety and appeal bonds), debentures, notes, loan agreements or other similar instruments,
(ii) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, or (iii) without duplication, Guaranty Obligations with respect to Indebtedness of the types specified in the immediately preceding clauses (i) and
(ii), in an aggregate amount outstanding not to exceed $100,000,000 at any time; provided that no such Indebtedness shall be permitted under this clause (h) if such Indebtedness represents Indebtedness of any co-joint venturer in any Joint Venture to which the Borrower or any Subsidiary is a party is that is assumed by the Borrower or any of Subsidiary if such Indebtedness was not originally incurred by such co-joint venturer in connection with (and relate solely to) the subject Joint Venture.

        7.04   FUNDAMENTAL CHANGES.

        Merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person or enter into any Joint Venture, except that, so long as no Default or Event of Default exists at the time or would occur as a result thereof:

        (a) any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, (ii) any one or more Subsidiaries, provided that, when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person, or (iii) any other Person, provided that the Subsidiary shall be the continuing or surviving Person or immediately upon such merger, consolidation or combination, the surviving Person shall be a wholly-owned Subsidiary of the Borrower;

        (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must either be the Borrower or a wholly-owned Subsidiary;

        (c) the Borrower may merge, consolidate or combine with another entity if the Borrower is the corporation surviving the merger; and

        (d) the Borrower or any of its Subsidiaries may enter into any Joint Venture or partnership with any Person in the Ordinary Course of Business.

        7.05   DISPOSITIONS.

        Sell, lease or make any Disposition or enter into any agreement to make any Disposition, except so long as no Default or Event of Default exists at the time or would occur as a result thereof:

        (a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the Ordinary Course of Business;

        (b)    Dispositions of inventory in the Ordinary Course of Business;

        (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property for use in the Ordinary

Course of Business, (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property for use in the Ordinary Course of Business or (iii) the board of directors or senior management of the Borrower or such Subsidiary has determined in good faith that the failure to replace such property will not be detrimental to the business of the Borrower or such Subsidiary;

        (d) Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary of the Borrower;

        (e) Dispositions permitted by Section 7.04;

        (f) non-exclusive licenses of IP Rights in the Ordinary Course of Business and substantially consistent with past practice for terms not exceeding five years; and

        (g) other Dispositions or property (other than accounts and notes receivable) not described in subsections (a) through (f) of this Section 7.05; provided that the aggregate consideration from such Dispositions received by the Borrower and its Subsidiaries, including aggregate cash received and the aggregate fair market value of non-cash property received, shall not exceed 5% of the total assets of the Borrower (determined on a consolidated basis in accordance with GAAP) as of the end of the Borrower's most recently ended fiscal year;

provided that any Disposition pursuant to subsections (a) through (g) shall be for fair market value.

        7.06   LEASE OBLIGATIONS.

        Create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except:

        (a) leases in existence on the date hereof and listed on Schedule 7.06, and any renewal, extension or refinancing thereof;

        (b) operating leases (other than those constituting Synthetic Lease Obligations) entered into or assumed by the Borrower or any Subsidiary after the date hereof in the Ordinary Course of Business;

        (c) leases in connection with any sale-leaseback arrangement permitted hereby; and

        (d) capital leases and Synthetic Lease Obligations to the extent permitted by Section 7.03.

        7.07   RESTRICTED PAYMENTS.

        Declare or make, directly or indirectly, any Restricted Payment (including, but not limited to, dividends, redemptions and repurchases of common stock), or incur any obligation (contingent or otherwise) to do so, except that:

        (a) each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

        (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;

        (c) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock;

        (d) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower may purchase, redeem or otherwise acquire shares of common stock for cash in order to contribute such shares to the Borrower's employee stock ownership plan, provided the aggregate amount paid by the Borrower in connection with such transactions does not exceed in any fiscal year an amount equal to 15% of plan compensation (as such term is interpreted for purposes of Section 401(a)(17) of the Code) paid by the Borrower in such fiscal year, and such shares are promptly so contributed;

        (e) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower may purchase, redeem or otherwise acquire shares of its capital stock, or warrants, rights or options to acquire any such shares for cash in an aggregate amount not to exceed $50,000,000 computed on a cumulative basis during the term of this Agreement; and

        (f) so long as no Default or Event of Default exists or would result by virtue thereof, the Borrower may declare and make dividend payments in cash.

        7.08   ERISA.

        At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

        7.09   CHANGE IN NATURE OF BUSINESS OR IN STRUCTURE.

        (a) Engage in any material line of business substantially different from those lines of business conducted by the Borrower and its Subsidiaries on the date hereof; and

        (b) Except as otherwise permitted under Section 7.04, make any change in the Borrower's capital structure (including in the terms of its outstanding capital stock) or amend its certificate of incorporation or bylaws if, as a result, there would be a reasonably likelihood of the occurrence of a Material Adverse Effect.

        7.10   TRANSACTIONS WITH AFFILIATES.

        Enter into any transaction of any kind with any Affiliate of the Borrower, other than arm's-length transactions with Affiliates that are otherwise permitted hereunder.

        7.11   BURDENSOME AGREEMENTS.

        (a) Limiting Contracts. Enter into any Contractual Obligation that limits the ability (i) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower or (ii) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; and

        (b) Employment Contracts. Enter into any employment contracts or other arrangements who terms, including salaries, benefits and other compensation, are different from those previously entered into by it in the Ordinary Course of Business.

        7.12   USE OF PROCEEDS.

        Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB), to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, or to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act.

        7.13   FINANCIAL COVENANTS.

        (a) Consolidated Tangible Net Worth. Permit Consolidated Tangible Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of (a) $318,866,000 plus (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after March 31, 2001 (with no deduction for a net loss in any such fiscal quarter) plus (c) an amount equal to 50% of the aggregate increases in Consolidated Shareholders' Equity after the date hereof by reason of the issuance and sale of capital stock of the Borrower (including upon any conversion of debt securities of the Borrower into such capital stock).

        (b) Fixed Charge Coverage Ratio. Permit the Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.50 to 1.00.

        (c) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter of the Borrower to be greater than 0.55 to 1.00.

                                  ARTICLE VIII.
                         EVENTS OF DEFAULT AND REMEDIES

        8.01   EVENTS OF DEFAULT.

        Any of the following shall constitute an "Event of Default":

        (a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or
(ii) within three (3) Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any commitment, utilization or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

        (b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05, 6.10, 6.12 or 6.13 or Article VII; or

        (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

        (d) Representations and Warranties. Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect when made or deemed made; or

        (e) Cross-Default. (i) The Borrower or any Material Subsidiary or any Guarantor (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Material Subsidiary or any Guarantor is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Material Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Material Subsidiary as a result thereof is greater than $5,000,000; or

        (f) Insolvency Proceedings, Etc. Any Loan Party or any of its Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

        (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any of its Subsidiaries becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

        (h) Judgments. There is entered against any Loan Party or any Subsidiary
(i) a final judgment or order for the payment of money in an aggregate amount exceeding $5,000,000 (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

        (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $1,000,000, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the $1,000,000; or

        (j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

        (k) Loss of Material Licenses, Permits or Intellectual Property. Any Governmental Authority revokes or fails to renew any material license, permit or franchise of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries for any reason loses any material license, permit or franchise, or the Borrower or any of its Subsidiaries suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

        (l) Change of Control. There occurs any Change of Control; or

        (m) Material Adverse Effect. There occurs any event or circumstance that has a Material Adverse Effect.

        8.02   REMEDIES UPON EVENT OF DEFAULT.

        If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders:

        (a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

        (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

        (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

        (d) exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided that, upon the occurrence of any event specified in subsection (f) of
Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, all payment obligations under the Guaranty of each Guarantor shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.

                                   ARTICLE IX.
                              ADMINISTRATIVE AGENT

        9.01   APPOINTMENT AND AUTHORIZATION OF ADMINISTRATIVE AGENT.

        (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

        (b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

        9.02   DELEGATION OF DUTIES.

        The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

        9.03   LIABILITY OF ADMINISTRATIVE AGENT.

        No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

        9.04   RELIANCE BY ADMINISTRATIVE AGENT.

        (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

        (b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

        9.05   NOTICE OF DEFAULT.

        The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with
Article VIII; provided that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

        9.06 CREDIT DECISION; DISCLOSURE OF INFORMATION BY ADMINISTRATIVE AGENT.

        Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession.

Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

        9.07   INDEMNIFICATION OF ADMINISTRATIVE AGENT.

        Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by such Person's own gross negligence or willful misconduct; provided that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including reasonable Attorney Costs and costs and expenses in connection with the use of the Internet, IntraLinks or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

        9.08   ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

        Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though Bank of America were not the Administrative Agent or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

        9.09   SUCCESSOR ADMINISTRATIVE AGENT.

        The Administrative Agent may resign as Administrative Agent upon 30 days prior notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, then the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and L/C and the respective terms "Administrative Agent" and "L/C Issuer" shall mean such successor administrative agent and Letter of Credit issuer, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or any other Lender, other than the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.03 and 10.13 shall inure to such Person's benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

                                   ARTICLE X.
                               GENERAL PROVISIONS

        10.01  AMENDMENTS, ETC.

        No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

        (a) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02;

        (b) postpone any date fixed by this Agreement or any other Loan Document for any payment or mandatory prepayment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

        (c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document, or change the manner of computation of any financial covenant used in determining the Applicable Rate that would result in a reduction of any interest rate on any Loan; provided that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" contained in Section 1.01 or to waive any obligation of the Borrower to pay interest at the Default Rate;

        (d) change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

        (e) change the Pro Rata Share or Voting Percentage of any Lender (except for any change resulting from Section 3.06(b));

        (f) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all the Lenders; or

        (g) release any Guarantor from the Guaranty;

provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iii) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased (except for any such increase resulting from Section 3.06(b)) without the consent of such Lender.

        10.02  NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES.

        (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent or the L/C Issuer, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent and the L/C Issuer. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four (4) Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided that notices and other communications to the Administrative Agent and the L/C Issuer pursuant to Article II shall be in writing (including by facsimile) and shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

        (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

        (c) Limited Use of Electronic Mail. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

        (d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

        10.03  NO WAIVER; CUMULATIVE REMEDIES.

        No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

        10.04  ATTORNEY COSTS, EXPENSES AND TAXES.

        The Borrower agrees (a) to pay or reimburse the Administrative Agent for all costs and expenses incurred in connection with the development, preparation, negotiation and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all reasonable Attorney Costs (including non-duplicative allocated costs of in-house counsel) and costs and expenses in connection with the use of internet, IntraLinks or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent, the Arranger and each Lender for all costs and expenses (including Attorney Costs) incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement, the other Loan Documents or applicable Law (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law). The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

        10.05  INDEMNIFICATION BY THE BORROWER.

        Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to indemnify, save and hold harmless, each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against: (a) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than the Administrative Agent or any Lender) relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors arising out of or relating to the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document, (b) any and all claims, demands, actions or causes of action that may at any time (including at any time following repayment of the Obligations and the resignation or removal of the Administrative Agent or the replacement of any Lender) be asserted or imposed against any Indemnitee arising out of or relating to the Loan Documents, any predecessor loan documents, any Commitment, the use or contemplated use of the proceeds of any Credit Extension, or the relationship of any Loan Party, the Administrative Agent and the Lenders under this Agreement or any other Loan Document; (c) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in subsection (a) or (b) above; and (d) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, whether or not arising out of the negligence of an Indemnitee, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the "Indemnified Liabilities"); provided that no Indemnitee shall be entitled to indemnification for any claim determined in a final, nonappealable judgment by a court of competent jurisdiction to have been caused primarily by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through internet, Intralinks or other similar information transmission systems in connection with this Agreement. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

        10.06  PAYMENTS SET ASIDE.

        To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

        10.07  SUCCESSORS AND ASSIGNS.

        (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

        (b) Any Lender may, with the prior written consent of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower (whose consent, if required, shall not be unreasonably withheld or delayed), assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in L/C Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) subject to each such assignment, determined as of the date the Assignment and Assumption Agreement with respect to such assignment is delivered to the Administrative Agent, shall not be less than $5,000,000 unless the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and (iii) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption Agreement and shall pay to the Administrative Agent a processing and recordation fee in an amount equal to $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.07, 10.04 and 10.05). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

        (c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        (d) Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to one or more banks or other Persons (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or Loans (including such Lender's participations in L/C Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant or (iii) release any Guarantor from the Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and
3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to
Section 2.14 as though it were a Lender.

        (e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

        (f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

        (g) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five (5) Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth (5th) Business Day.

        (h) As used herein, the following terms have the following meanings:

            "Approved Fund" means any Fund that is administered or managed by
        (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

            "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, in the case of any assignment of a Loan, (ii) the L/C Issuer, and (iii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivatives transaction or (B) an Event of Default has occurred and is continuing, the Borrower (each such approval referred to in clauses (i) through (iii) not to be unreasonably withheld or delayed).

            "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

        (i) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, upon 30 days prior written notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder, provided that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer. Bank of America shall retain all of the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.04(c)). Until such time, if at all, as Bank of America shall have resigned as "L/C Issuer" hereunder, no other Person shall be, shall be entitled to be or shall be deemed to be an "L/C Issuer" or additional or co- "L/C Issuer" hereunder.

        10.08  CONFIDENTIALITY.

        Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a non-confidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

        10.09  SET-OFF.

        In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided that the failure to give such notice shall not affect the validity of such set-off and application.

        10.10  INTEREST RATE LIMITATION.

        Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

        10.11  COUNTERPARTS.

        This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        10.12  INTEGRATION.

        This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        10.13  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

        All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

        10.14  SEVERABILITY.

        Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

        10.15  FOREIGN LENDERS.

        Each Lender that is not a "United States person" within the meaning of
Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including reasonable Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation or replacement of the Administrative Agent.

        10.16  REMOVAL AND REPLACEMENT OF LENDERS.

        (a) Under any circumstances set forth herein providing that the Borrower shall have the right to remove or replace a Lender as a party to this Agreement, the Borrower may, upon notice to such Lender and the Administrative Agent, (i) remove such Lender by terminating such Lender's Commitment or (ii) replace such Lender by causing such Lender to assign its Commitment (without payment of any assignment fee) pursuant to Section 10.07(b) to one or more other Lenders or Eligible Assignees procured by the Borrower; provided that if the Borrower elects to exercise such right with respect to any Lender pursuant to Section 3.06(b), it shall be obligated to remove or replace, as the case may be, all Lenders that have made similar requests for compensation pursuant to Section
3.01 or 3.04. The Borrower shall (x) pay in full all principal, interest, fees and other amounts owing to such Lender through the date of removal or replacement (including any amounts payable pursuant to Section 3.05), (y) provide appropriate assurances and indemnities (which may include letters of credit) to the L/C Issuer as each may reasonably require with respect to any continuing obligation to purchase participation interests in any L/C Obligations then outstanding, and (z) release such Lender from its obligations under the Loan Documents. Any Lender being replaced shall execute and deliver an Assignment and Assumption Agreement with respect to such Lender's Commitment and outstanding Credit Extensions. The Administrative Agent shall distribute an amended Schedule 2.01, which shall be deemed incorporated into this Agreement, to reflect changes in the identities of the Lenders and adjustments of their respective Commitments and/or Pro Rata Shares resulting from any such removal or replacement.

        (b) In order to make all the Lenders' interests in any outstanding Credit Extensions ratable in accordance with any revised Pro Rata Shares after giving effect to the removal or replacement of a Lender, the Borrower shall pay or prepay, if necessary, on the effective date thereof, all outstanding Loans of all Lenders, together with any amounts due under Section 3.05. The Borrower may then request Loans from the Lenders in accordance with their revised Pro Rata Shares. The Borrower may net any payments required hereunder against any funds being provided by any Lender or Eligible Assignee replacing a terminating Lender. The effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect thereto.

        (c) This section shall supersede any provision in Section 10.01 to the contrary.

        10.17  GOVERNING LAW.

        (a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF CALIFORNIA applicable to agreements made and to be performed entirely within such State; PROVIDED THAT THE ADMINISTRATIVE Agent AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA SITTING IN THE CITY AND COUNTY OF SAN FRANCISCO, CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF SUCH STATE, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE Agent AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

        10.18  WAIVER OF RIGHT TO TRIAL BY JURY.

        EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH

        ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

        10.19  TIME OF THE ESSENCE.

        Time is of the essence of the Loan Documents.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

             GRANITE CONSTRUCTION INCORPORATED,
             a Delaware corporation, as the Borrower

             By:  /s/ DAVID H. WATTS
                -------------------------------------------------------
                  Name:  David H. Watts
                  Title: President

             By:  /s/ WILLIAM E. BARTON
                -------------------------------------------------------
                  Name:   William E. Barton
                  Title:  Chief Financial Officer

             BANK OF AMERICA, N.A., as Administrative Agent, as a Lender and as L/C Issuer

             By:  /s/ FRED L. THORNE
                -------------------------------------------------------
                  Name:  Fred L. Thorne
                  Title: Managing Director

             BNP PARIBAS, as a Lender

             By: /s/ PIERRE NICOLAS ROGERS      /s/ SANDRA F. BERTRAM
                -------------------------------------------------------
                  Name:  Pierre Nicholas Rogers        Sandra F Bertram
                  Title: Managing Director                Associate

              FIRST UNION NATIONAL BANK, as a Lender

              By: /s/ ROY O. YOUNG
                -------------------------------------------------------
                  Name:   Roy O. Young
                  Title:  Vice President

              UNION BANK OF CALIFORNIA, N.A., as a Lender

              By: /s/ ALLAN B. MINER
                -------------------------------------------------------
                  Name:  Allan B. Miner
                  Title: Vice President

              U.S. BANK NATIONAL ASSOCIATION, as a Lender

              By: /s/ LORI EDWARDS
                -----------------------------------------
                   Name:  Lori Edwards
                   Title: Senior Vice President

                                                                      SCHEDULE A

                           EXISTING LETTERS OF CREDIT



                (Previously issued by Bank of America, N.A. for the account of

                       Granite Construction Incorporated)



-------------------------------------------------------------------------------------------------
L/C NO.     ORIG. ISSUE DATE     BENEFICIARY               EXPIRY DATE   FACE AMT. AS OF  6-29-01
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
3016467       5-25-99          Bank Texas (Austin, Texas)   5-25-02       $10,016,400.00

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
1171          6-29-96          State of California          3-15-02       $1,366,472.00
                               Self-Insurance Plans
-------------------------------------------------------------------------------------------------
138514        7-1-96           Banque Nationale de          7-14-01       $3,299,861.30
                               Paris
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------

                                                                      SCHEDULE B


                                   GUARANTORS



Granite Construction Company, a California corporation

Granite Land Company, a California corporation

G.G. & R., Inc., a Utah corporation

Intermountain Slurry Seal, Inc., a Wyoming corporation

Pozzolan Products Company (P.P.C.), a Utah corporation

GILC, L.P., a California limited partnership

                                                                   SCHEDULE 2.01


                         COMMITMENTS AND PRO RATA SHARES


                   LENDER                              COMMITMENT              PRO RATA SHARE
--------------------------------------------- ----------------------------- ---------------------

Bank of America, N.A.                                $13,000,000.00             21.666666667

BNP Paribas                                          $12,500,000.00             20.833333333

Union Bank of California, N.A.                       $12,500,000.00             20.833333333

First Union National Bank                            $12,000,000.00             20.000000000

U.S. Bank National Association                       $10,000,000.00             16.666666667
------------------------------                       --------------             ------------
Total                                                $60,000,000.00            100.000000000%


                                                                   SCHEDULE 5.06


                                   Litigation


                                      None

                                                                   SCHEDULE 5.09

                              Environmental Matters


Granite Construction in the normal course of business utilizes petroleum (hydrocarbon) products which may be considered hazardous materials when encountered at regulatory levels established by the Federal EPA or the Regional State EPA. The utilization of these asphalt products, diesel, and gasoline over the years of operations have the potential of creating exposure to environmental clean up requirements. All underground tanks meet current requirements. There are no pending governmental ordered clean up requirements. However, the following represents estimates based on construction industry housekeeping practices as encountered during our normal course of business. Except as indicated with an " * ", these costs do not represent actual identified exposures.

          Locations                               Description                                 Amount
          ---------                               -----------                                 ------
Arvin, CA                             Asphalt Batch Plant                                         100,000
Arvin, CA                             Surface Spills                                               50,000
Bakersfield, CA                       Surface Spills                                              100,000
Bakersfield, CA                       Diesel Aboveground Storage Tanks                             25,000
Bakersfield, CA                       Asphalt Batch Plant                                         100,000
Coalinga, CA                          Asphalt Batch Plant                                          50,000
Felton, Ca                            Asphalt Batch plant                                         200,000
French Camp, CA                       Diesel/Gasoline Underground Storage Tanks                   100,000
Gardnerville, NV                      Surface Spills                                               25,000
Gardnerville, NV                      Asphalt Batch Plant                                          50,000
Indio, CA                             Massey Shop/Smitty's Garage Cleanup                         50,0000
Palmdale, CA                          Surface Spills                                               10,000
Palmdale, CA                          Asphalt Batch Plant                                          50,000
Patrick, NV                           Asphalt Batch Plant                                          75,000
Patrick, NV                           Surface Spills                                               50,000
Sacramento, CA                        Diesel/Gasoline Underground Storage Tanks                    50,000
Sacramento, CA                        Asphalt Batch Plant                                         300,000
Sacramento, CA                        Surface Spills                                              200,000
Sacramento, CA                        Diesel Aboveground Storage Tanks                             50,000
Sacramento, CA                        Shop Area Cleanup                                            50,000
Salinas, CA                           Surface Spills                                              250,000
Santa Barbara, CA                     Surface Spills                                              200,000
Santa Barbara, CA                     Diesel/Gasoline Underground Storage Tanks                    75,000
Santa Barbara, CA                     Asphalt Batch Plant                                          50,000
Santa Cruz, CA                        Santa Cruz Yard Cleanup                                     250,000
Sparks, NV                            Diesel/Gasoline Underground Storage Tanks                   100,000
Tracy, CA                             Asphalt Batch Plant                                          75,000
Tracy, CA                             Surface Spills                                               25,000
Tucson, AZ                            Surface Spills                                               25,000
Tucson, AZ                            Diesel/Gasoline Underground Storage Tanks                    50,000
Watsonville, CA                       Diesel/Gasoline Underground Storage Tanks                   150,000
Watsonville, CA                       Surface Spills                                               50,000
Webb, UT                           *  Asphalt Batch Plant                                         500,000
Whitehall, UT                      *  Asphalt Batch Plant                                          55,000
Salt Lake City, UT                 *  Concrete Batch Plant                                        250,000
Salt Lake County, UT               *  Surface Spills                                               30,000
Weber County, UT (Ogden)           *  Surface Spills                                              100,000
Salt Lake County, UT (CPC)         *  Aggregate and smelter site                                1,250,000
Cahoon, UT                         *  Surface Spills                                              100,000
Fireclay Battery, UT               *  Surface Spills                                               25,000
                                                                                                ---------
                                                                                                5,295,000

                                                                   SCHEDULE 5.13


                    Subsidiaries and other Equity Investments

Part (a)

                                      Jurisdiction of                                           Ownership By Company and/or
Name                                  Organization Capital Structure Subsidiary

Granite Construction Company          California     Corporation           100% wholly owned subsidiary of GCI
Wilcott Corporation                   Colorado       Corporation           100% wholly owned subsidiary of GCI
Granite Land Company                  California     Corporation           100% wholly owned subsidiary of GCI
Granite SR9l Corporation              California     Corporation           100% wholly owned subsidiary of GCI
Granite SR91 L.P.                     California     Limited Partnership   99% limited partner of GCI and 1% general
                                                                           partner of SR91 Corporation
GILC Incorporated                     California     Corporation           100% wholly owned subsidiary of GCI
GILC L.P.                             California     Limited Partnership   99% limited partner of GCC and 1% general
                                                                           partner of GILC Incorporated
G. G. & R, Inc.                       Utah           Corporation           100% wholly owned subsidiary of GCI
Intermountain Slurry Seal, Inc.       Wyoming        Corporation           100% wholly owned subsidiary of G. G.& R
Pozzolan Products Company             Utah           Corporation           100% wholly owned subsidiary of G. G.& R
GTC, Inc.                             Texas          Corporation           100% wholly owned subsidiary of GCI
Granite Construction International    California     Corporation           100% wholly owned subsidiary of GCI
Waters Ridge II, LTD                  Texas          LP                    69% Interest owned by GCI
Granite Mandalay Finance              California     LLC                   70% Interest owned by GLC
Granite/Kiewit (Tongue River)         Montana        Joint Venture         76% partnership interest by GCC
Granite/Sundt (I-17)                  Arizona        Joint Venture         55% partnership interest by GCC
Minn.Transit Constrs (Light Rail)     Minnesota      Joint Venture         56.5% partnership interest by GCC
Granite Rizzani (Hathaway Bridge)     Florida        Joint Venture         60% partnership interest by GCC
River Mountain Constructors           Arkansas       Joint Venture         60% partnership interest by GCC
Granite Groves                        California     Joint Venture         60% partnership interest by GCC
Granite2 Sundt (Supersition Hwy)      Arizona        Joint Venture         65% partnership interest by GCC
Granite/PCL (I-4 St Johns River)      Florida        Joint Venture         64.6% partnership interest by GCC

Part (b)
Paramount-Nevada Asphalt              California     LLP                   50% Interest owned by GCI
Wilders Construction Company          Washington     Minority Interest     46% Interest owned by GCC
TIC Holidings, Inc.                   Delaware       Minority Interest     30% Interest owned by GCI
Williamson Ranch Plaza                California     LP                    25% Interest owned by GLC
Oly Mandalay Bay                      California     LLC                   9% Interest owned by GLC
Granite Regional Park                 California     LP                    25% partnership interest by GLC
CPTC L.P.                             California     LLP                   22% Interest owned by GCI
Kiewit/Granite (TCA)                  California     Joint Venture         30% partnership interest by GCC
KG Leasing (TCA)                      California     Joint Venture         30% partnership interest by GCC
Kiewit/Granite (East Dam)             California     Joint Venture         25% partnership interest by GCC
Kiewit/Granite/Washington (Wasatch)   Utah           Joint Venture         23% partnership interest by GCC
KGW Leasing (Wasatch)                 Utah           Joint Venture         23% partnership interest by GCC
Yonkers/Granite (Atlantic City)       New Jersey     Joint Venture         40% partnership interest by GCC
Western Summit/TIC/Granite (UTOY)     Georgia        Joint Venture         15% partnership interest by GCC
Sampson/Granite (Cabrillo College)    California     Joint Venture         40% partnership interest by GCC
Washington Granite                    California     Joint Venture         40% partnership interest by GCC
Las Vegas Monorail (Light Rail)       Nevada         Joint Venture         44.8% partnership interest by GCC

                                                                   SCHEDULE 5.16


                          Intellectual Property Matters


                                      None

                                                                   SCHEDULE 7.01


                                 Existing Liens



There are approximately 5 UCC-1 liens filed against Granite Construction Company with respect to rental leases for construction equipment.

                                                                   SCHEDULE 7.02


                              Existing Investments

Company                                                       Descriptions                              Market
                                                                                                        05/31/01
Perini Corporation                                            Common Stock                                    2,878
Vulcan Materials Company                                      Common Stock                                    2,813
Cascade Corporation                                           Common Stock                                    2,384
Paramount-Nevada Asphalt                                      LLP                                         4,649,128
Wilder Construction Company                                   Minority Interest                          17,738,190
TIC Holdings, Inc.                                            Minority Interest                          21,890,787
Waters Ridge 11, LTD                                          LP                                            754,920
Williamson Ranch Plaza                                        LP                                            708,223
Granite Mandalay Bay                                          LLC                                         1,695,357
Granite Mandalay Finance                                      LLC                                         1,800,000
Granite Regional Park                                         LP                                            226,200
CPTC L.P./SR91 L.P.                                           LP                                          1,121,915
Granite/Groves                                                Joint Venture                                 184,894
Kiewit/Granite (TCA)                                          Joint Venture                                 324,236
Kiewit/Granite (KG Leasing)                                   Joint Venture                               1,459,589
Kiewit/Granite (E. Dam)                                       Joint Venture                                 411,564
Kiewit/Granite (Wasatch)                                      Joint Venture                               2,535,620
Kiewit/Granite (KGW Leasing)                                  Joint Venture                               6,698,970
Yonkers/Granite (Atlantic City)                               Joint Venture                              10,658,003
Western Summit/TIC/Granite                                    Joint Venture                                 158,649
Granite/Kiewit (Tongue River)                                 Joint Venture                                 105,964
Granite/Sundt (I-17)                                          Joint Venture                                 257,000
Washington Granite                                            Joint Venture                                 120,000
Sampson/Granite (Cabrillo College)                            Joint Venture                                 187,257
Minnesta Transit Constructors (Light Rail)                    Joint Venture                               1,500,381
River Mountain Constructors                                   Joint Venture                                   3,500
Granite2/Sundt (Supersition Hwy)                              Joint Venture                                       0
Las Vegas Monorail (Light Rail)                               Joint Venture                                       0
                                                                                                        $75,198,422

                                                                   SCHEDULE 7.03


                              Existing Indebtedness


                                                                                                           Balance
Description                                            Interest Rate              Maturity                 6/01/01
Aggregate property                                               6.50%               04/14/02                  1,579,633
Real Estate property                                             6.50%               12/01/07                  1,438,937
Aggregate property                                               8.82%               06/01/01                  1,700,000
Refinance debt & general corporate purposes                      6.54%               03/15/10                 60,000,000
Refinance debt & general corporate purposes                      6.96%               05/01/13                 75,000,000
Self insured Workers Compensation                            100.0 bps               04/30/02                  1,562,962
Aggregate property                                               8.00%               05/12/01                    260,000
                                                                                                            $141,541,532

                                                                   SCHEDULE 7.06


                                 Existing Leases


Leases: (Halmar Builder's of NY, Inc. as Lessee) *

                                                                                                             Annual
               Lessor                                            Description            Maturity            Payments
Union State Bank                                          Construction Equipment        12/20/02            46,800
Heller Financial, Inc.                                    Construction Equipment        08/01/01            16,380
Heller Financial, Inc.                                    Construction Equipment        06/01/01            23,472
Heller Financial, Inc.                                    Construction Equipment        11/01/01            22,980
Heller Financial, Inc.                                    Construction Equipment        08/01/01            52,020
Caterpillar Financial Services Corporation                Construction Equipment        09/16/03            71,724
Caterpillar Financial Services Corporation                Construction Equipment        09/16/03            71,724
M&T Credit Corporation                                    Construction Equipment        04/26/03            38,652
M&T Credit Corporation                                    Construction Equipment        07/01/03           114,612
M&T Credit Corporation                                    Construction Equipment        12/01/03            45,288
M&T Credit Corporation                                    Construction Equipment        07/01/02            91,992
Resource Capital Corporation                              Construction Equipment        12/10/01             5,100
The Bank of New York                                      Office Building               08/01/02            37,980
                                                                                                          $638,724

*Note: These leases will become part of Granite Halmar Construction Company,

Inc. once the acquisition is closed on 07/01/01.

                                                                  SCHEDULE 10.02

                    EURODOLLAR AND DOMESTIC LENDING OFFICES;
                              ADDRESSES FOR NOTICES


BORROWER:

GRANITE CONSTRUCTION INCORPORATED

Granite Construction Incorporated
P. O. Box 50085
Watsonville, CA  95077

Attention:     William Barton, Vice President/Chief Financial Officer
Telephone:     (831) 761-4704
Facsimile      (831) 722-9657
Email:         bbarton@gcinc.com
Website:       http://www.graniteconstruction.com

WITH A COPY TO:

Granite Construction Incorporated
585 West Beach Street
Watsonville, CA  95076

Attention:     Roxane Allbritton, Treasurer
Telephone:     (831) 761-4772
Facsimile      (831) 728-1701
Email:         rallbritton@granite-net.com

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A.

(for lending and administrative notices (including payments and Requests for Credit Extensions)):

Bank of America, N.A.
Mail Code:  CA4-706-05-09
Agency Administrative Services #5596
1850 Gateway Boulevard, 5th Floor
Concord, CA  94520

Attention:     Sally Escosa
Telephone:     (925) 675-8421
Facsimile:     (925) 969-2901
Email:         rosalia.m.escosa@bankofamerica.com
Account No.:   3750836479
Ref:           Granite Construction
ABA#           111000012

(for all purposes other than lending and administrative notices):

Bank of America, N.A.
Mail Code:  CA5-705-12-14
555 California Street, 12th Floor
San Francisco, CA  94104-1502

Attention:     Kenneth J. Beck, Principal
Telephone:     (415) 953-5753
Facsimile:     (415) 622-4585
Email:         kenneth.j.beck@bankofamerica.com

L/C ISSUER:

BANK OF AMERICA, N.A.

Bank of America, N.A.
Trade Operations-Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code:  CA9-703-19-23
Los Angeles, CA  90017-1466

Attention:     Sandra Leon, Vice President
Telephone:     (213) 345-5231
Facsimile:     (213) 345-6694
Email:         sandra.leon@bankofamerica.com

LENDERS:

BANK OF AMERICA, N.A.:

Bank of America, N.A.
Mail Code:  CA5-705-12-14
555 California Street, 12th Floor
San Francisco, CA  94104-1502

Attention:     Kenneth J. Beck, Principal
Telephone:     (415) 953-5753
Facsimile      (415) 622-4585
Email:         kenneth.j.beck@bankofamerica.com

BNP PARIBAS:

BNP Paribas
4th Floor, 180 Montgomery Street,
San Francisco, CA  94104

Attention:     Debra Wright, Vice President
Telephone:     (415) 772-1331
Facsimile:     (415) 296-8954
Email:         debra.wright@americas.bnpparibas.com

FIRST UNION NATIONAL BANK:

First Union National Bank
Care Of: First Union Securities, Inc.
11th Fl., Trans. & Construc. Indus.
1 South Penn Square, PA4827
Philadelphia, PA  19101

Attention:     Roy O. Young, Vice President
Telephone:     (215) 973-5866
Facsimile:     (215) 786-7704
Email:         roy.young@capmark.funb.com

UNION BANK OF CALIFORNIA, N.A.:

Union Bank of California, N.A.
99 Almaden Blvd., Suite 200
San Jose, CA  95113-1687

Attention:     William Hinch
Telephone:     (408) 279-7730
Facsimile:     (408) 280-7163
Email:         william.hinch@UBOC.com

U.S. BANK NATIONAL ASSOCIATION:

U.S. Bank National Association
2890 North Main Street
Walnut Creek, CA  94596

Attention:     Dan Stevens
Telephone:     (925) 472-5791
Facsimile:     (925) 945-6919
Email:         daniel.stevens@usbank.com

                                    EXHIBIT A

                               FORM OF LOAN NOTICE

                                                       Date:  ___________, _____

To:     Bank of America, N.A., as Administrative Agent


Ladies and Gentlemen:

        Reference is made to that certain Credit Agreement, dated as of June 29, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among Granite Construction Incorporated, a Delaware corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The undersigned hereby requests (select one):

            [ ]  A Borrowing of                           .
                                --------------------------
                            [Type of Loans requested]

            [ ]  A conversion of Loans from _____ to ______

            [ ]  A continuation of                        .
                                   -----------------------
                                   [Type of Loans requested]

        1.     On                                          (a Business Day).
                  ----------------------------------------

        2.     In the amount of $                        .
                                 ------------------------

        3.     Comprised of                              .
                            -----------------------------
                              [Type of Loans requested]

        4.     With an Interest Period of ___ months.


        The Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.


                                    GRANITE CONSTRUCTION INCORPORATED

                                    By:
                                       ------------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------


                                    By:
                                       ------------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------

                                    EXHIBIT B

                                  FORM OF NOTE

        $_______________________                         _______________________


        FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of _____________________________ (the "Lender"), on the
Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of June 29, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.


                                    GRANITE CONSTRUCTION INCORPORATED

                                    By:
                                       ------------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------


                                    By:
                                       ------------------------------

                                    Name:
                                         ----------------------------

                                    Title:
                                          ---------------------------

                                    EXHIBIT C

                         FORM OF COMPLIANCE CERTIFICATE

                    Financial Statement Date:________, 200__


        The undersigned refers to that certain Credit Agreement, dated as of June 29, 2001 (as amended, modified and/or supplemented from time to time, the "Credit Agreement"), among Granite Construction Incorporated, a Delaware corporation (the "Borrower"), the financial institutions from time to time party thereto (collectively, the "Lenders") and Bank of America, National Association, as Administrative Agent (the "Administrative Agent"). Unless otherwise defined herein, each capitalized term used herein has the meaning assigned thereto in the Credit Agreement.

        The undersigned Responsible Officer of the Borrower hereby certifies as of the date hereof that s/he holds the office of _____________________ with the Borrower, that, as such, s/he is authorized to execute and deliver this Certificate to the Bank on behalf of the Borrower and its Subsidiaries, and that:


        1. [ ] Attached hereto or [ ] posted on the Borrower's website or [ ] posted on the website of the Securities and Exchange Commission at www.sec.gov is:

               [ ] a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal year ended [____________, 200_] (the "Subject Fiscal Year"), and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Subject Fiscal Year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion have been prepared in accordance with GAAP and are not subject to any qualifications or exceptions as to the scope of the audit nor to any qualifications and exceptions that are not reasonably acceptable to the Required Lenders; or

               [ ] an SEC Form 10-K for the Borrower (excluding the exhibits thereto) relating to the fiscal year ended [____________, 200_]; or

               [ ] a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of the fiscal quarter ended [____________, 200_] (the "Subject Fiscal Quarter"), and the related consolidated statements of income or operations, shareholders' equity and cash flows for the Subject Fiscal Quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; or

               [ ] an SEC Form 10-Q for the Borrower (excluding the exhibits thereto) relating to the fiscal quarter ended [____________, 200_].

        2. The financial statements referred to in Paragraph 1 fairly present, in all material respects, the consolidated financial position and the results of operations of the Borrower and its Subsidiaries.

        3. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and the other Loan Documents and has made, or has caused to be made under my supervision, a detailed review of the transactions and conditions (financial or otherwise) of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements.

        4. To the best of the undersigned's knowledge, the Borrower and each of its Subsidiaries have, during such period, observed, performed and/or satisfied and/or have caused to be observed, performed and/or satisfied all of their respective covenants and other agreements contained in the Loan Documents to which they are a party, and have satisfied every condition in the Loan Documents to which they are a party to be observed, performed and/or satisfied by them, and the undersigned has no knowledge of any condition, event or occurrence, which constitutes a Default or Event of Default, except as set forth below:

        [Describe below (or in a separate attachment to this Certificate) the exceptions, if any, to paragraph 4 above by listing, in detail and with reference to specific sections of the Credit Agreement, the nature of the condition, event or occurrence, the period during which it has existed and the actions that the Borrower has taken, is taking or proposes to take with respect to such condition, event or occurrence.]

        5. The financial covenant and other compliance analyses and information set forth on Schedule 1 attached hereto are true, complete and accurate on and as of the date of this Certificate.

        The foregoing certifications, together with the computations set forth in Schedule 1 hereto, are made and delivered, and the financial statements referenced above are made or posted, as applicable, this ____ day of _____, 200_, pursuant to the provisions of the Credit Agreement.



                                 By:     ____________________________________
                                 Title:  ____________________________________
                                         of Granite Construction Incorporated

                                   SCHEDULE 1
                            TO COMPLIANCE CERTIFICATE



1.      DISPOSITIONS OF ASSETS.  Section 7.05(g)

        A.     The aggregate consideration from Dispositions received by the
               Borrower and its Subsidiaries pursuant to Section 7.05(g) during
               the current fiscal year:                                                       $_____________

        B.     The amount equal to 5% of the total assets of the Borrower
               (determined on a consolidated basis in accordance with GAAP) as
               of the end of the Borrower's most recently ended fiscal year:                  $_____________

        REQUIREMENT:  THE AMOUNT IN A MAY NOT EXCEED THE AMOUNT IN B.

2.      INVESTMENTS - INVESTMENTS MANAGED BY GRANITE LAND COMPANY, A SUBSIDIARY
        OF THE BORROWER.

        Section 7.02(g)

        A.     The aggregate amount of Investments managed by Granite Land
               Company, a Subsidiary of the Borrower:                                        $_____________

            REQUIREMENT:     THE AMOUNT IN A MAY NOT EXCEED $25,000,000.

3.      INVESTMENTS - OTHER INVESTMENTS.  Section 7.02(h)

        A.     The aggregate amount of Investments not otherwise permitted pursuant to subsections (a) through (g) of Section 7.02 in the equity of any Subsidiary or the capital stock, assets,
               obligations or other securities of or interests in any other
               Person:                                                                       $_____________

            REQUIREMENT:     THE AMOUNT IN A MAY NOT EXCEED $100,000,000.


4.      INDEBTEDNESS - INDEBTEDNESS IN RESPECT OF CAPITAL LEASES; SYNTHETIC
        LEASE OBLIGATIONS; PURCHASE MONEY INDEBTEDNESS.  Section 7.03(d)

        A.     The aggregate amount of all purchase money Indebtedness for fixed or capital assets incurred by the Borrower or any of its
               Subsidiaries in the current fiscal year (under Section
               7.03(d)(i)):                                                                 $_____________

        B.     The aggregate amount of all Indebtedness in respect of capital leases and Synthetic Lease Obligations to finance the acquisition of fixed or capital assets incurred by the Borrower or any of its
               Subsidiaries in the current fiscal year (under Section
               7.03(d)(ii)):                                                                $_____________

        C.     The aggregate amount of all Indebtedness in respect of capital leases and Synthetic Lease Obligations and purchase money
               Indebtedness for fixed or capital assets of Persons immediately prior to such Persons becoming Subsidiaries or being merged with or into (or otherwise being acquired by) the Borrower or its
               Subsidiaries following June 29, 2001 (under Section
               7.03(d)(iii)):                                                               $_____________

        REQUIREMENTS: THE AMOUNT IN A MAY NOT EXCEED $10,000,000.  Section 7.03(d)(i)

                      THE AMOUNT IN B MAY NOT EXCEED $10,000,000.  Section 7.03(d)(ii)

                      THE AMOUNT IN C MAY NOT EXCEED $30,000,000.  Section 7.03(d)(iii)

5.      INDEBTEDNESS - INDEBTEDNESS IN RESPECT OF CERTAIN LETTERS OF CREDIT.  Section 7.03(f)

        A.     The aggregate outstanding amount of Indebtedness respecting letters of credit (other than Letters of Credit) issued for the account of the Borrower or any Subsidiary in the Ordinary Course
               of Business:                                                                      $_____________

        REQUIREMENT:  THE AMOUNT IN A MAY NOT EXCEED $25,000,000.

6.      INDEBTEDNESS - OTHER INDEBTEDNESS.  Section 7.03(h)

        A.     Additional Indebtedness (not otherwise permitted under Section
               7.03), comprised solely of (i) the outstanding principal amount of obligations, whether current or long-term, for borrowed money and all obligations evidenced by bonds (other than performance, surety and appeal bonds), debentures, notes, loan agreements or other similar instruments, (ii) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, or
               (iii) without duplication, Guaranty Obligations with respect to
               Indebtedness of the types specified in the immediately preceding clauses (i) and (ii); provided that none of the foregoing
               includes Indebtedness of any co-joint venturer in any Joint
               Venture to which the Borrower or any Subsidiary is a party that has been assumed by the Borrower or any of Subsidiary if such
               Indebtedness was not originally incurred by such co-joint
               venturer in connection with (and relates solely to) the subject
               Joint Venture:                                                                    $_____________

        REQUIREMENT:  THE AMOUNT IN A MAY NOT EXCEED $100,000,000.


7.      RESTRICTED PAYMENTS.  Section 7.07

        A.     The aggregate amount paid by Borrower in connection with the purchase, redemption or other acquisition of shares of common stock for cash to contribute to the Borrower's employee stock
               ownership plan (Section 7.07(d)):                                                 $______________

        REQUIREMENT:  THE AMOUNT IN A MAY NOT EXCEED AN AMOUNT EQUAL TO 15% OF
       PLAN COMPENSATION.

        B.     The aggregate amount Borrower may purchase, redeem or otherwise acquire shares of its capital stock, or warrants, rights or
               options to acquire any such shares for cash (Section 7.07(e)):                    $______________

        REQUIREMENT:  THE AMOUNT IN B MAY NOT EXCEED $50,000,000.


8.      MINIMUM CONSOLIDATED TANGIBLE NET WORTH.  Section 7.13(a)

        A.     Consolidated Tangible Net Worth (A (i) - (A)(ii) below):                          $______________

               (i)  Consolidated Shareholder's Equity:                          $______________

               minus

               (ii)  Intangible Assets of the Borrower and its Subsidiaries:   $______________



        B.     Calculation of Minimum Consolidated Tangible Net Worth
               (B(i) + B(ii) + B(iii) below):                                             $______________

               (i)  $318,866,000                                        $318,866,000
                                                                         -----------

               plus

               (ii) 50% of Consolidated Net Income (no deduction allowed for a
               net loss) in each fiscal quarter ending after March 31, 2001:              $______________

               plus

               (iii) 50% of the aggregate increases in Consolidated
               Shareholder's Equity after June 29, 2001 by reason of the
               issuance and sale of the capital stock of the Borrower:                    $______________

        REQUIREMENT:  THE AMOUNT IN A MAY NOT BE LESS THAN THE AMOUNT IN B.

9.      MINIMUM FIXED CHARGE COVERAGE RATIO.  Section 7.13(b)

        A.     (i) Consolidated EBITDA for the period consisting of the
               four consecutive fiscal quarters ending on the date of
               determination:                                                            $______________

               plus

               (ii) interest income for such period (to the extent not included
               in Consolidated EBITDA for such period):                                 $______________

               minus

               (iii) all Capital Expenditures actually made during such
               period:                                                                  $______________

               minus

               (iv) all taxes actually paid in cash during such period:                 $______________

               Total:                                                                                     $______________

        B.     (i) Consolidated Interest Expense for the period consisting of the four consecutive fiscal quarters ending on the date
               of determination:                                                       $______________

               plus

               (ii) The current portion of Consolidated Funded
               Indebtedness:                                                          $______________

               Total:                                                                                    $______________

        C.     Ratio of A to B:                                                                           _________ to 1.00

        REQUIREMENT:  THE RATIO IN C (I.E., THE RATIO OF A TO B) MAY NOT BE LESS THAN 1.50 TO 1.00.


10.     MINIMUM LEVERAGE RATIO.  Section 7.13(c)

        A.     Consolidated Funded Indebtedness:                                         $______________

        B.     (i)  Consolidated Funded Indebtedness:                   $______________

               plus

        (ii)  Consolidated Tangible Net Worth (from line 8A above):     $______________

               Total:                                                                     $______________


        C.     Ratio of A to B:                                                            _________ to 1.00

        REQUIREMENT:  THE RATIO IN C (I.E., THE RATIO OF A TO B) MAY NOT EXCEED 0.55 TO 1.00.


                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

             This Assignment and Assumption Agreement (this "Assignment") is dated as of the Effective Date set forth below and is entered into by and between __________ (the "Assignor") and _______________ (the "Assignee").
Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

             For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities and Letters of Credit) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment, without representation or warranty by the Assignor.

1.      Assignor:     ______________________________

2.      Assignee:     ______________________________ [and is an
                      Affiliate/Approved Fund]

3.      Borrower(s):  Granite Construction Incorporated

4.      Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.      Credit Agreement:    The Credit Agreement, dated as of June 29, 2001,
                             among Granite Construction Incorporated, the
                             Lenders parties thereto, and Bank of America, N.A., as Administrative Agent and as L/C Issuer

6.      Assigned Interest:

-------------------------------------------------------------------------------------------------
                                 Aggregate
                                 Amount of                 Amount of              Percentage
                              Commitment/Loans         Commitment/Loans          Assigned of
   Facility Assigned          for all Lenders              Assigned            Commitment/Loans
-------------------------------------------------------------------------------------------------
     _____________           $________________         $________________       ______________%
-------------------------------------------------------------------------------------------------
     _____________           $________________         $________________       ______________%
-------------------------------------------------------------------------------------------------
     _____________           $________________         $________________       ______________%
-------------------------------------------------------------------------------------------------

        Effective Date: __________________, 200__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

        The terms set forth in this Assignment are hereby agreed to:

                                 ASSIGNOR
                                 [NAME OF ASSIGNOR]

                                 By: _____________________________
                                    Title:

                                 ASSIGNEE
                                 [NAME OF ASSIGNEE]

                                 By: _____________________________
                                    Title:
Consented to and Accepted:

BANK OF AMERICA, N.A., as
Administrative Agent

By: _________________________________
      Title:

GRANITE CONSTRUCTION INCORPORATED, as
Borrower

By: _________________________________
      Title:

                 ANNEX 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                            [___________________](1)

                  STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

                            AND ASSUMPTION AGREEMENT

             1.   Representations and Warranties.

                  1.1 Assignor. The Assignor (a) represents and warrants that
(i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the "Loan Documents"), or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

                  1.2 Assignee. The Assignee (a) represents and warrants that
(i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest on the basis of which it has made such analysis and decision, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

                  1.3 Assignee's Address for Notices, etc. Attached hereto as
Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

             2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

--------

        (1) Describe Credit Agreement at option of Administrative Agent.

             3. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT THE PARTIES HERETO SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION AGREEMENT

                             ADMINISTRATIVE DETAILS

   (Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)

                                    EXHIBIT E

                      FORM OF CONTINUING GUARANTY AGREEMENT

                          CONTINUING GUARANTY AGREEMENT


        This CONTINUING GUARANTY AGREEMENT (this "Agreement"), dated as of [], 200[_], is made by each of the undersigned (each, a "Guarantor" and, collectively, the "Guarantors"), in favor of each Guaranteed Party (as hereinafter defined).

        WHEREAS, Granite Construction Incorporation, a Delaware corporation (the "Company"), Bank of America, N.A., as Administrative Agent, as L/C Issuer and as a Lender, and the other financial institutions as are, or may from time to time become, parties thereto have entered into or are in the process of entering into that certain Credit Agreement, dated as of June 29, 2001 (as amended, modified and/or supplemented from time to time, the "Credit Agreement"), pursuant to which the Lenders have provided the Commitments and agreed to make Loans to the Company and to participate in Letters of Credit issued by the L/C Issuer for the account of the Company or its Subsidiaries on the terms and conditions contained therein; and

        WHEREAS, to induce the Lenders and the L/C Issuer to provide and to continue to provide financial accommodations to the Company pursuant to the terms of the Credit Agreement and the other Loan Documents, the Guarantors have each agreed to enter into this Agreement;

        NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and intending to be legally bound hereby, each Guarantor irrevocably and unconditionally undertakes and agrees for the benefit of Guaranteed Party as follows:

                                    ARTICLE I

                  CERTAIN DEFINITIONS AND RULES OF CONSTRUCTION

        Section 1.1 Certain Definitions. Each capitalized term used but not otherwise defined herein has the meaning ascribed thereto in the Credit Agreement. As used herein, the term "Guaranteed Party" means, as the context may require, the Administrative Agent, the L/C Issuer and each Lender (and each of such Person's respective successors, transferees and assigns).

        Section 1.2 Construction. For purposes of this Agreement and unless otherwise specified herein: (a) references to the plural include the singular and to the singular include the plural, references to any gender include any other gender, the part includes the whole, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or"; (b) references in this Agreement to any determination by the Guaranteed Party include good faith estimates (in the case of quantitative determinations) and good faith beliefs (in the case of qualitative determinations) by any Guaranteed Party; any determination made in good faith by any Guaranteed Party shall be conclusive absent manifest error;
(c) the words "hereof," "herein," "hereby," and "hereunder," and any other similar words, refer to this Agreement as a whole and not to any particular provision of this Agreement; (d) article, section, subsection, clause, exhibit and schedule references are to this Agreement; and (e) any reference to this Agreement or any other Loan Document includes all permitted alterations, amendments, changes, extensions, modifications, renewals, or supplements thereto or thereof, as applicable.

                                   ARTICLE II

                             GUARANTY BY GUARANTORS

        Section 2.1 Promise to Pay and Perform. Each Guarantor jointly and severally unconditionally and irrevocably guarantees to each Guaranteed Party the payment and performance of all Obligations when and as the same shall become due and payable (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)) (the "Guaranteed Obligations"), it being each Guarantor's intent that such Guarantor's guaranty is a guaranty of payment and not a guaranty of collection. If the Company fails to pay or perform any Guaranteed Obligation on or before the date when due (whether at stipulated or any accelerated or earlier date of maturity (including the date of any required prepayment)), each Guarantor shall jointly and severally unconditionally and immediately make such payment or render such performance upon written demand therefor by any Guaranteed Party.

        Section 2.2 Cumulative Obligations; Continuing Guaranty. The obligations of each Guarantor hereunder are in addition to any other obligations of such Guarantor under any other guaranties of the Indebtedness or other obligations of the Company or any other Person at any time given to any Guaranteed Party. This Agreement shall not affect or invalidate any such other guaranties. This Agreement is a continuing guaranty and shall remain in full force and effect notwithstanding the fact that, at any particular time, no Guaranteed Obligations may be outstanding.

        Section 2.3 Joint and Several Obligation; Independent Obligation. Each Guarantor is directly, jointly and severally with all other guarantors of the Guaranteed Obligations or any portion thereof, liable to the Guaranteed Parties. The obligations of each Guarantor hereunder are direct and primary and are independent of the obligations of the Company or any other such guarantor, and a separate action may be brought against each Guarantor irrespective of whether an action is brought against the Company or any other such other guarantor or whether the Company or any such other guarantor is joined in such action. Each Guarantor's liability hereunder shall not be contingent upon the exercise or enforcement by the Guaranteed Parties of any remedies they may have against the Company or any other guarantor or the enforcement of any Lien or realization upon any security the Guaranteed Parties may at any time possess. Any release that may be given by the Guaranteed Parties to the Company or any other guarantor shall not release any Guarantor hereunder unless such release expressly so provides.

        Section 2.4 Limit of Liability. Notwithstanding anything to the contrary contained herein, each Guarantor shall be liable hereunder only for the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code or comparable provisions of any applicable state law; provided that such amount shall be presumed to be the entire amount of the Guaranteed Obligations. If, any Guarantor claims that such Guarantor's liability hereunder is less than the entire amount of the Guaranteed Obligations, such Guarantor shall have the burden of proving, by clear and convincing evidence, that such Guarantor's liability hereunder should be so limited since the information concerning, and the circumstances of, the financial condition of such Guarantor are more readily available to and are under the control of such Guarantor. All payments received by any Guaranteed Party from any Person other than a Guarantor on account of the Guaranteed Obligations shall be deemed as having been applied to Guaranteed Obligations that, pursuant to this Section 2.4, are in excess of the amounts guaranteed hereunder.

                                   ARTICLE III

                                    PAYMENTS

        Section 3.1 Nature and Application of Payments. Each Guarantor shall make all payments hereunder in immediately available lawful money of the United States, without deduction or withholding (whether for taxes (whether income, excise, or otherwise) or offset). Without regard to the form in which received, the Guaranteed Parties may apply any payment with respect to the Guaranteed Obligations or any other amounts due hereunder in such order as the Guaranteed Parties shall in their sole and absolute discretion determine, irrespective of any contrary instructions received from any other Person.

        Section 3.2 Indefeasible Payment; Revival. If any portion of any payment to the Guaranteed Parties is set aside and repaid by any Guaranteed Party for any reason after being made by any Guarantor, the amount so set aside shall be revived as a Guaranteed Obligation and each Guarantor shall be liable for the full amount the Guaranteed Parties are, or any Guaranteed Party is, required to repay plus all costs and expenses (including attorneys' fees, costs, and expenses) incurred by the Guaranteed Parties in connection therewith.

                                   ARTICLE IV

              CERTAIN REPRESENTATIONS AND WARRANTIES OF GUARANTORS

        Each Guarantor represents and warrants as follows (which representations and warranties shall be true, correct, and complete at all times):

        Section 4.1 No Contravention; No Default. The execution, delivery, and performance by such Guarantor of this Agreement do not and will not: (a) conflict with or result in any breach or contravention of, or the creation of any Lien under, any contractual obligation to which such Guarantor is a party or any order, injunction, writ, or decree of any governmental authority to which such Guarantor or such Guarantor's properties are subject; or (b) violate any law, rule, or regulation of any governmental authority.

        Section 4.2 Binding Effect. This Agreement constitutes the legal, valid, and binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

        Section 4.3 Litigation. Except as set forth on Schedule 5.06 to the Credit Agreement, there are no actions, suits, proceedings, claims, or disputes pending, or, to the best knowledge of such Guarantor, threatened in writing, at law, in equity, in arbitration, or before any governmental authority, against such Guarantor or any of such Guarantor's properties which purport to affect or pertain to this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby.

        Section 4.4 Regulated Entity. Neither such Guarantor nor any Person controlling such Guarantor is: (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation by any federal or state statute or regulation limiting such Guarantor's ability to incur such Guarantor's obligations hereunder.

        Section 4.5 No Action Required. No consent, license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing, or declaration with any governmental authority or of, to, or with any other Person, is or will be required for: (a) the execution, delivery, or performance of this Agreement by such Guarantor; or (b) the exercise by the Guaranteed Parties of any of their respective rights and remedies provided for herein.

        Section 4.6 Changes Affecting the Guaranteed Obligations. Such Guarantor has taken and is taking all steps in such Guarantor's opinion necessary or appropriate to be informed on a continuing basis of changes or potential changes affecting the Guaranteed Obligations. Without limiting the generality of the foregoing, such Guarantor hereby confirms that it has received and reviewed the Credit Agreement, the Fee Letter and all other Loan Documents (and all other agreements, documents and instruments related thereto) that such Guarantor, in such Guarantor's sole determination, has deemed necessary or appropriate to receive and review.

        Section 4.7 Reliance by Guarantor; Financial Condition of the Company. This Agreement is not made by such Guarantor in reliance on any representation or warranty, express or implied, by any Guaranteed Party concerning the financial condition of the Company, the nature, value, or extent of any security for the Guaranteed Obligations, or any other matter. Such Guarantor is presently informed of the financial condition of the Company and of all other circumstances that a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Such Guarantor has reviewed each of the Loan Documents.

        Section 4.8 Adequate Consideration. The consideration given or provided, or to be given or provided, by the Guaranteed Parties in connection with this Agreement is adequate and satisfactory in all respects, and represents reasonably equivalent value, to support this Agreement and such Guarantor's obligations hereunder.

                                    ARTICLE V

                         CERTAIN COVENANTS OF GUARANTORS

        Section 5.1 Knowledge of Financial Condition. Each Guarantor shall keep informed of the Company's financial condition, the status of any guarantors or of any security for the Guaranteed Obligations, and all other circumstances that bear upon the risk of nonpayment of the Guaranteed Obligations.

        Section 5.2 Further Assurances. Each Guarantor shall, from time to time, at the expense of such Guarantor, promptly execute and deliver all further documents and take all further action that may be necessary, or that the Guaranteed Parties (or any of them) may reasonably request, to enable the Guaranteed Parties (or any of them) to exercise and enforce their respective rights and remedies hereunder.

        Section 5.3 Sales, Dispositions, etc. Each Guarantor will not, without the prior written consent of the Guaranteed Party, sell, lease, assign, encumber, hypothecate, transfer or otherwise dispose of all of substantially all of such Guarantor's properties or assets, or any interest therein, except as otherwise permitted by the Credit Agreement.

                                   ARTICLE VI

              CERTAIN ACKNOWLEDGEMENTS AND AGREEMENTS OF GUARANTORS

        Section 6.1 Modifications to Loan Documents and Guaranteed Obligations. Each Guarantor acknowledges and agrees that, without notice to such Guarantor and without affecting or impairing the obligations of such Guarantor hereunder, the Guaranteed Parties (or any of them) may, by action or inaction, compromise or settle, extend the period of duration or the time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations or may grant other indulgences to the Company in respect thereof, or may amend or modify in any manner and at any time (or from time to time) any one or more of the Loan Documents or otherwise with respect to the Guaranteed Obligations, or may, by action or inaction, release or substitute any guarantor, if any, of the Guaranteed Obligations, or may enforce, exchange, release, or waive, by action or inaction, any security for the Guaranteed Obligations or any guaranty of the Guaranteed Obligations, or any portion thereof.

        Section 6.2 Subordination. Each Guarantor agrees that any and all present and future indebtedness of the Company owing to such Guarantor is postponed in favor of and subordinated to indefeasible payment, in full, in cash, of the Guaranteed Obligations. In this regard, upon the occurrence and during the continuance of a Default or an Event of Default, no payment of any kind whatsoever shall be made with respect to such indebtedness until the Guaranteed Obligations have been indefeasibly paid in full. Any payment received by any Guarantor in respect of such indebtedness shall be held by such Guarantor as trustee for the Guaranteed Parties and promptly paid over to the Guaranteed Parties on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.

        Section 6.3 Administrative Agent as Each Guarantor's Attorney-in-Fact. Each Guarantor irrevocably appoints the Administrative Agent as such Guarantor's attorney-in-fact, with full authority in the place and stead and name of such Guarantor, from time to time at the Administrative Agent's discretion but only following the occurrence and during the continuation of an Event of Default, to take any action and to execute any instrument which the Guaranteed Parties (or any of them) may, in accordance with the provisions of the Loan Documents or this Agreement, require as necessary or advisable to accomplish the purposes of this Agreement.

                                   ARTICLE VII

                               GENERAL PROVISIONS

        Section 7.1 Notices. All notices, requests, and other communications to any party under this Agreement shall be in writing (including telegraphic, telex, telefacsimile, or cable communication) and mailed, telegraphed, telexed, sent by telefacsimile, cabled, or delivered to such party at its address or telefacsimile number set forth, in the case of each Guarantor, on the signature pages hereof, or, in the case of the Guaranteed Parties, on Schedule 10.02 to the Credit Agreement, or such other address or telefacsimile number as such party may hereafter specify for the purpose by notice to the other party given in accordance with this Section 7.1. Each such notice, request or other communication shall be deemed to have been received: (a) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails; (b) if mailed by overnight delivery service, telegraphed, telexed, sent by telefacsimile, or cable, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telefacsimile (with electronic confirmation), or delivered to the cable company, respectively; or (c) if delivered by hand, upon delivery. If any conflict exists between any oral communication to any Guaranteed Party and the written confirmation thereof, the oral communication shall control if any Guaranteed Party has acted thereon prior to actual receipt of such written confirmation.

        Section 7.2 Amendments, Waivers, and Consents. No amendments or waivers of any provision of this Agreement nor any consent to any departure by any Guarantor from the terms hereof shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent

(or all Guaranteed Parties if required by the terms of the Credit Agreement) and the Guarantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

        Section 7.3 No Waiver; Cumulative Nature of Remedies. No failure or delay on the part of any Guaranteed Party in exercising any of its rights and remedies under this Agreement, any of the Loan Documents, or otherwise with respect to any of the Guaranteed Obligations shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement, the Loan Documents, or otherwise with respect to the Guaranteed Obligations preclude any other or further exercise thereof or the exercise of any other right or remedies. The rights and remedies provided in this Agreement and otherwise with respect to the Guaranteed Obligations are cumulative and not exclusive of any rights and remedies provided by law.

        Section 7.4 Costs and Expenses. Each Guarantor shall pay or reimburse the Guaranteed Parties on demand for all fees, costs, and expenses incurred by the Guaranteed Parties in connection with the enforcement or attempted enforcement of this Agreement, the preservation of any rights or remedies under this Agreement, or in any action, case, or proceeding (whether at law or in equity) relating to this Agreement. Without limiting the generality of the foregoing, such fees, costs, and expenses shall include reasonable Attorney Costs actually incurred by the Guaranteed Parties or any of them (irrespective of whether the Company is liable therefor), whether or not suit is brought, in connection therewith.

        Section 7.5 Successors and Assigns. This Agreement shall: (a) be binding upon each Guarantor and each Guarantor's successors and assigns; and (b) inure to the benefit of each Guaranteed Party and its successors and assigns (all to the extent permitted by the Loan Documents). Without limiting the generality of the foregoing subsection (b) but subject to the provisions of the Credit Agreement, any Guaranteed Party may assign or otherwise transfer all or any part of the Guaranteed Obligations owed to it to any other Person.

        Section 7.6 Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement and shall not be given any substantive effect.

        Section 7.7 Ambiguities. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved using any presumption against any Guarantor or any Guaranteed Party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each Guarantor and each Guaranteed Party and their respective counsel. In case of any ambiguity or uncertainty, this Agreement shall be construed and interpreted according to the ordinary meaning of the words used to accomplish fairly the purposes and intentions of all parties hereto.

        Section 7.8 Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. In addition, all agreements and covenants herein shall be given independent effect such that, if a particular action or condition is prohibited by the terms of any such agreement or covenant, the fact that such action or condition would be permitted by another agreement or covenant shall not be construed as allowing such action to be taken or condition to exist.

        Section 7.9 Counterparts; Telefacsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Each Guarantor may effect execution and delivery of this Agreement by executing a counterpart hereof and sending the signature page bearing such Guarantor's signature to the

Administrative Agent by telefacsimile and, thereafter, promptly sending by mail or delivering such signature page to the Administrative Agent; provided that the failure to deliver such signature page by such Guarantor shall not affect the validity, enforceability, or binding effect of this Agreement against such Guarantor.

        Section 7.10 Entire Agreement. This Agreement and the Credit Agreement embody the entire agreement and understanding concerning the Guarantors and the Guaranteed Parties relating to the subject matter hereof and supersede all prior agreements and understandings relating to the subject matter hereof. No course of prior dealing between any Guarantor and the Guaranteed Parties (or any of them), no usage of the trade, and no parol or extrinsic evidence of any nature, shall be used or be relevant to supplement, explain or modify any term used herein.

                                  ARTICLE VIII

                          CERTAIN WAIVERS BY GUARANTORS

        EACH GUARANTOR MAKES THE FOLLOWING WAIVERS WITH FULL KNOWLEDGE AND UNDERSTANDING THAT SUCH WAIVERS, IF NOT SO MADE, MIGHT OTHERWISE RESULT IN SUCH GUARANTOR BEING ABLE TO AVOID OR LIMIT SUCH GUARANTOR'S LIABILITY HEREUNDER EITHER IN WHOLE OR IN PART.

        Section 8.1 Notices. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives: (a) notice of the acceptance by the Guaranteed Parties of this Agreement; (b) notice of any Credit Extensions consisting Guaranteed Obligations; (c) notice of the amount of the Guaranteed Obligations, subject, however, to such Guarantor's right to make inquiry, at any reasonable time, of any Guaranteed Party to ascertain the amount of the Guaranteed Obligations owing to such Guaranteed Party; (d) notice of any adverse change in the financial condition of the Company, of any change in value, or the release, of any collateral, or of any other fact that might increase such Guarantor's risk hereunder; (e) notice of presentment for payment, demand, protest, and notice thereof as to any instrument; (f) notice of any Default or Event of Default; and (g) all other notices (except if such notice is expressly required to be given to such Guarantor under this Agreement) and demands to which guarantor might otherwise be entitled.

        Section 8.2 Revocation. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any right to revoke such Guarantor's guaranty obligation hereunder as to future Guaranteed Obligations and, in light thereof, all protection afforded such Guarantor under Section 2815 of the California Civil Code. Each Guarantor fully realizes and understands that, upon execution of this Agreement, such Guarantor will not have any right to revoke this Agreement as to any future indebtedness and, thus, may have no control over such Guarantor's ultimate responsibility for the amount and nature of the Guaranteed Obligations.

        Section 8.3 Defenses of the Company. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been fully and finally performed and indefeasibly paid) of the Company or by reason of the cessation from any cause whatsoever (including any act or failure to act by the Company or the Guaranteed Parties) of the liability of the Company in respect thereof, including any such defense or cessation of liability arising from or as a result of: (a) any statute of limitations; (b) any lack of power or authority of the Company or any Person acting or purporting to act on the Company's behalf; (c) the operation of Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure or any similar law of the State of California or any other jurisdiction; or (d) any claim of fraudulent transfer or preference.

        Section 8.4 Suretyship and Certain Other Rights and Defenses of Guarantors. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives:

        (a) any right to assert against the Guaranteed Parties (or any of them) any defense (legal or equitable), set-off, counterclaim, or claim which such Guarantor may now or at any time hereafter have against the Company or any other Person liable to the Guaranteed Parties (or any of them);

        (b) any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of any of the Guaranteed Obligations or any security therefor or from any failure of the Guaranteed Parties (or any of them) to act in a commercially reasonable manner;

        (c) any defense arising by reason of or deriving from any claim or defense based upon an election of remedies by the Guaranteed Parties (or any of them) (including a nonjudicial foreclosure sale of any real property collateral which destroys, diminishes, or otherwise adversely affects any Guarantor's rights of subrogation, reimbursement, indemnity, or contribution or other rights against the Company or any other Person), including any defense based upon an election of remedies by any Guaranteed Party under the provisions of Sections 580a, 580b, 580d, and 726 of the California Code of Civil Procedure or any similar law of the State of California or any other jurisdiction. In making this waiver, each Guarantor specifically acknowledges that it understands and is aware that, under Sections 580b and 580d of the California Code of Civil Procedure, if the Guaranteed Parties (or any of them) conducted a nonjudicial foreclosure sale of real property collateral: (i) such Guaranteed Party(ies) would lose the right to pursue the Company for any deficiency that might remain following such sale; (ii) if such Guarantor were to pay such deficiency following such sale, it would be precluded from pursuing the Company for reimbursement; and (iii) as a result, such Guaranteed Party(ies) would be prevented from pursuing such Guarantor for such deficiency following such sale;

        (d) the benefit of any statute of limitations affecting such Guarantor's liability hereunder (or the enforcement thereof);

        (e) any defense based on any alteration, impairment, or release of the Guaranteed Obligations or any security therefor, irrespective of whether resulting from any act or failure to act by the Guaranteed Parties (or any of them); and

        (f) any right to require the Guaranteed Parties (or any of them): (i) to institute suit or otherwise proceed against the Company or any other Person; or
(ii) to exhaust any rights and remedies which the Guaranteed Parties (or any of them) have or may have against the Company or any other Person.

        Section 8.5 Marshalling. Each Guarantor absolutely, unconditionally, knowingly, and expressly waives any rights it has to require the Guaranteed Parties (or any of them) to marshal, foreclose upon, sell, or otherwise realize upon or collect or apply any particular part of any other assets securing any of the Guaranteed Obligations (including any rights arising by virtue of Sections 2899 and 3433 of the California Civil Code).

        Section 8.6 Claims Against the Company and Others. Each Guarantor absolutely, unconditionally, knowingly, and expressly agrees that, until the Guaranteed Obligations have been indefeasibly repaid in full, such Guarantor will not in any manner enforce or pursue, or seek to enforce or pursue, any or all of the following rights (it being expressly agreed that all such rights are subordinate to any claims of the Guaranteed Parties (or any of them)): (a) any right of subrogation, indemnity, or contribution such Guarantor has or may have as against the Company or any other Person with respect to any of the Guaranteed Obligations; (b) any right to proceed against the Company or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent) with respect to any of the Guaranteed Obligations; and (c) any right to proceed or to seek recourse against or with respect to any assets of the Company or any other Person with respect to any of the Guaranteed Obligations.

        Section 8.7 Certain Additional Statutory Rights. Without limiting the generality of any other waiver or other provision set forth in this agreement, each Guarantor absolutely, unconditionally, knowingly, and expressly waives any and all benefits or defenses, if any, arising directly or indirectly under any one or more of Sections 2799, 2808, 2809, 2810, 2815, 2819, 2820, 2821, 2822,
2838, 2839, 2845, 2848, 2849, and 2850 of the California Civil Code, Sections 580a, 580b, 580c, 580d, and 726 of the California Code of Civil Procedure, and Sections 3116, 3118, 3119, 3419, 3605, 9504, 9505, and 9507 of the California
Uniform Commercial Code.

                                   ARTICLE IX

         GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF TRIAL BY JURY

        Section 9.1 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF CALIFORNIA, PROVIDED THAT THE GUARANTEED PARTIES SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

        Section 9.2 Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF CALIFORNIA OR OF THE UNITED STATES FOR THE NORTHERN DISTRICT OF CALIFORNIA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY CALIFORNIA LAW.

        Section 9.3. Waiver of Jury Trial. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY INDEMNIFIED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AND EACH OF THE GUARANTEED PARTIES AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH

SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

        EACH GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS SET FORTH ABOVE IS MADE WITH SUCH GUARANTOR'S FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCE AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY SUCH WAIVER IS DETERMINED TO BE CONTRARY TO ANY APPLICABLE LAW OR PUBLIC POLICY, SUCH WAIVER SHALL BE EFFECTIVE ONLY TO THE EXTENT, BUT TO THE FULLEST EXTENT, PERMITTED BY LAW OR PUBLIC POLICY.

        EACH GUARANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS AGREEMENT AND AGREES TO ITS TERMS. IN ADDITION, EACH GUARANTOR UNDERSTANDS THAT THIS AGREEMENT IS EFFECTIVE UPON SUCH GUARANTOR'S EXECUTION AND DELIVERY OF THIS AGREEMENT TO THE ADMINISTRATIVE AGENT ON BEHALF OF ALL OF THE GUARANTEED PARTIES (AND THE SATISFACTION OF ALL OF THE CONDITIONS SET FORTH IN SECTION 5.1 OF THE CREDIT AGREEMENT). NO FORMAL ACCEPTANCE BY THE GUARANTEED PARTIES IS NECESSARY TO MAKE THIS AGREEMENT EFFECTIVE.

        IN WITNESS WHEREOF, each Guarantor has executed this Agreement as of the date first written above.

                                  [_______________________________],
                                  a [_____________]

                                  By:    _________________________
                                  Name:  _________________________
                                  Title: _________________________


                                  Notice Information:

                                  Attn:  ___________________
                                  Telephone:  ___.___.____
                                  Telefacsimile:  ___.___.____

                                    EXHIBIT F

                           FORM OF OPINION OF COUNSEL

June 29, 2001



Bank of America, N.A.,
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
Mail Code:  CA5-705-12-14
555 California Street, 12th Floor
San Francisco, CA 94104

Ladies and Gentlemen:

        I have acted as counsel for Granite Construction Incorporated, a Delaware corporation ("Borrower"), in connection with (a) that certain Credit Agreement dated as of June 29, 2001 including Exhibits and Schedules (the "Credit Agreement"), by and among Borrower, the several financial institutions parties to the Credit Agreement (the "Banks") and Bank of America, N.A., as agent for the Banks (the "Agent") and as the L/C Issuer; and (b) (i) the Note, dated June 29, 2001, in the original principal amount of Twelve Million Dollars (U.S. $12,000,000.00), issued by the Borrower to the order of First Union National Bank and (ii) the Note, Dated June 29, 2001, in the original principal amount of Twelve Million Five Hundred Thousand Dollars (U.S. $12,500,000.00), issued by the Borrower to the order of Union Bank of California, N.A. (collectively, the "Notes"). I have also represented each of Granite Construction Company, a California corporation ("GCC"), Granite Land Company, a California corporation ("GLC"), G.G. & R., Inc., a Utah corporation ("GG&R"), Intermountain Slurry Seal, Inc., a Wyoming corporation ("Intermountain"), Pozzolan Products Company (P.P.C.), a Utah corporation ("Pozzolan"), and GILC, L.P., a California limited partnership ("GILC", and together with GCC, GLC, GG&R, Intermountain, and Pozzolan, the "Subsidiaries"), each of which is a direct or indirect wholly-owned subsidiary of Borrower, in connection with the Guaranty given by each of the Subsidiaries in favor of the Agent for the benefit of Banks guaranteeing the obligations of Borrower under the Credit Agreement. I am rendering this opinion pursuant to subsection 4.01(a)(vi) of the Credit Agreement. Except as otherwise defined herein, capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement.

        As used herein, the term "Loan Documents" shall mean the Credit Agreement, the Notes and the Guaranty.

        I am admitted to practice law only in the State of California, and I express no opinion concerning any law other than the law of the State of California, the Delaware General Corporation law, the law of the United States of America, and, to the extent necessary to render my opinion in paragraphs 1(c), 1(d), the second sentence of paragraph 3 and paragraphs 5(d), 6 and 8, the Utah Revised Business Corporation Act and the Wyoming Business Corporation Act. In so far as the opinions contained herein purport to relate to the Delaware General Corporation Law, the Utah Revised Business Corporation Act and the Wyoming Business Corporation Act (collectively, the "laws"), I have relied on such laws as reported in standard compilations.

Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 2


        In rendering this Opinion, I have assumed the genuineness and authenticity of all signatures (other than that of Borrower and each Subsidiary) on original documents; the authenticity of all documents submitted to me as originals; the conformity of originals to all documents submitted to me as copies; the accuracy, completeness and authenticity of certificates of public officials; the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by Borrower of the Credit Agreement and by each Subsidiary of the Guaranty) where authorization, execution and delivery are prerequisites to the effectiveness of such documents; the power and authority of the Banks to enter into and perform their obligations under the Loan Documents; that the Banks are duly qualified in the State of California to do business of the type contemplated by the Loan Documents; that each of the Banks qualifies for the exemption from the otherwise applicable interest rate limitations of California law for loans or forbearances by, as the case may be:
(i) national banks provided by Article XV, Section 1 of the California Constitution; or (ii) certain "foreign (other nation) banks" provided by California Financial Code Section 1716; or (iii) state banks provided by Article XV, Section 1 of the California Constitution; that all loans under the Credit Agreement will be made by the Banks for their own accounts or for the account of another person or entity that qualifies for an exemption from the interest rate limitations of California law, and there is no present agreement or plan, express or implied, on the part of the Banks to sell participations or any other interest in the loans to be made under the Credit Agreement to any person or entity other than a person or entity that also qualifies for an exemption from the interest rate limitations of California law; and with respect to matters of fact (as distinguished from matters of law), I also have relied upon and assumed that the representations of the Borrower and each Subsidiary and the other parties set forth in the Loan Documents and any other certificates, instruments or agreements executed in connection therewith or delivered to me are true, correct, complete and not misleading, although to my knowledge the representations of the Borrower and each Subsidiary set forth in the Loan Documents and any such other certificates, instruments and agreements are true, correct, complete and not misleading. I have also assumed that all individuals executing and delivering documents on behalf of the Banks and Agent had the legal capacity to so execute and deliver and that the Loan Documents are obligations binding upon Banks and Agent.

        With respect to my opinions in paragraph 4(c) and 5(c) below, I have relied solely upon copies, supplied to me by the Borrower or a Subsidiary, of each undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement listed in Exhibit A, (i) of the Borrower listed on the Index to Form 10K Exhibits to the Borrower's Annual Report on Form 10K for the fiscal year ending December 31, 2000 and (ii) of the Borrower involving amounts in excess of $50,000,000 to which Borrower or any Subsidiary is a party or by which Borrower or any Subsidiary is bound.

        In rendering my opinion in paragraph 6, I have relied solely on a certificate of good standing from each of the Secretary of State's office of each of the states listed below the Borrower's and each Subsidiary's name on Exhibit B.

        Where I render an opinion "to the best of my knowledge" or concerning an item "known to me" or my opinion otherwise refers to my "knowledge," it is intended to indicate that during the course of my representation of Borrower and the Subsidiaries, no information that would give me current actual knowledge of the inaccuracy of such statement has come to my attention in rendering legal services to Borrower or the Subsidiaries.

 Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 3


        On the basis of the foregoing, in reliance thereon, and with the foregoing qualifications, I am of the opinion that:

        1. (a) Borrower is a corporation, duly incorporated and validly existing under the laws of Delaware and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (b) Each of GCC and GLC is a corporation duly incorporated and validly existing under the laws of California and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (c) Each of GG&R and Pozzolan is a corporation duly incorporated and validly existing under the laws of Utah and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (d) Intermountain is a corporation duly incorporated and validly existing under the laws of Wyoming and has the requisite corporate power and authority to own its property and to conduct the business in which it is currently engaged; (e) GILC is a California limited partnership validly existing under the laws of California and has the requisite partnership power and authority to own its property and to conduct the business in which it is currently engaged.

        2. Borrower (a) has taken all necessary and appropriate corporate action to authorize the execution, delivery and performance of the Credit Agreement and the Notes, and (b) has the corporate power and authority to execute, deliver and perform the Credit Agreement. Each Subsidiary (a) has taken all necessary and appropriate corporate action or partnership action, as applicable, to authorize the execution, delivery and performance of the Guaranty, and (b) has the corporate power or partnership power, as applicable, and authority to execute, deliver and perform the Guaranty.

        3. The Credit Agreement and the Notes have been duly executed and delivered by the Borrower. The Guaranty has been duly executed and delivered by each of the Subsidiaries. The Credit Agreement and the Notes constitute legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms. The Guaranty constitutes a legal, valid and binding obligation of each Subsidiary, enforceable against each Subsidiary in accordance with its terms.

        4. The execution, delivery and performance by Borrower of the Credit Agreement and the Notes do not: (a) violate or contravene any injunction, order, writ, judgment, decree, determination or award of any United States or California Governmental Authority as presently in effect applicable to Borrower;
(b) conflict with or result in a breach of or constitute a default under the certificate of incorporation and bylaws of Borrower; (c) violate or result in a breach of or constitute any default under any agreements of Borrower set forth in Exhibit A, and, do not result in or require the creation or imposition of any lien on any of Borrower's properties or revenues pursuant to any injunction, order, decree or undertaking as presently in effect or any such agreements of Borrower set forth in Exhibit A; or (d) result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any law, rule or regulation as presently in effect.

        5. The execution, delivery and performance by each Subsidiary of the Guaranty do not: (a) violate or contravene any injunction, order. writ, judgment, decree, determination or award of any United States or California Governmental Authority as presently in effect applicable to each Subsidiary; (b) conflict with or result in a breach of or constitute a default under the articles/certificates of incorporation

Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 4


and bylaws or partnership agreement, as applicable, of each Subsidiary; (c) violate or result in a breach of or constitute any default under any agreements of each Subsidiary set forth in Exhibit A, and do not result in or require the creation or imposition of any lien on any Subsidiary's its properties or revenues pursuant to any injunction, order, decree or undertaking as presently in effect or any such agreements of each Subsidiary; or (d) result in or require the creation or imposition of any lien on any of its properties or revenues pursuant to any provision of any law, rule or regulation as presently in effect.

        6. Each of Borrower and the Subsidiaries is duly qualified to do business and is in good standing in the states listed below its name on Exhibit B hereto.

        7. No authorization, consent, approval, license, qualification or formal exemption from, nor notice to, nor any filing, recordation, declaration or registration with, any United States or California Governmental Authority, or to my knowledge any other Governmental Authority, is necessary or required on the part of Borrower in connection with the execution, delivery, or performance by Borrower of the Credit Agreement and the Notes.

        8. No authorization, consent, approval, license, qualification or formal exemption from, nor notice to, nor any filing, recordation, declaration or registration with any United States or California Governmental Authority, or to my knowledge any other Governmental Authority, is necessary or required on the part of each Subsidiary in connection with the execution, delivery, or performance by each Subsidiary of the Guaranty.

        9. There is no claim, dispute, injunction, temporary restraining order, action, litigation, investigation or proceeding pending or, to the best of my knowledge, threatened against Borrower before any court, arbitrator, administrative agency or Governmental Authority of any kind (a) with respect to the Credit Agreement and the Notes or (b) which, if adversely determined, would have a Material Adverse Effect.

        10. There is no claim, dispute, injunction, temporary restraining order, action, litigation, investigation or proceeding pending or, to the best of my knowledge, threatened against any Subsidiary before any court, arbitrator, administrative agency or Governmental Authority of any kind (a) with respect to the Guaranty or (b) which, if adversely determined, would have a Material Adverse Effect.

        11. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935, the Interstate Commerce Act (49 U.S.C Sections 10101 et seq. (Supp.
1992)) or the Federal Power Act which would limit its ability to incur Indebtedness.

        12. Neither the Borrower nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock. The aggregate value of all Margin Stock directly or indirectly owned by the Borrower and its Subsidiaries is less than 25% of the aggregate value of the consolidated assets of the Borrower and its Subsidiaries.

Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 5


        13. The only subsidiaries of Borrower are the Subsidiaries and GILC Incorporated, a California corporation, GTC, Inc., a Texas corporation, Wilcott Corporation, a Colorado corporation, Granite Construction International, a California corporation, Granite SR 91 Corporation, a California corporation and Granite SR 91 L.P., a California limited partnership, of which Granite SR91 Corporation is the general partner and the Borrower is the sole limited partner.

        The opinions expressed in this letter are qualified to the extent that the validity, binding nature or enforceability of any provisions of the Loan Documents may be limited or otherwise affected by:

        a. The effects of bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or other similar laws now or hereafter in effect limiting the validity or enforceability of creditor's rights and remedies generally;

        b. General principles of equity, regardless of whether considered in proceedings in equity or at law;

        c. The covenant of good faith and fair dealing implied in every agreement under common law (and to similar provisions of federal law, where applicable); and

        d. The effect of any law or legal principle which provides that a court may refuse to enforce, or may limit the application of; a contract or any clause thereof which the court finds as a matter of law to have been unconscionable at the time it was made.

        e. The opinions expressed in this letter are further qualified to the extent that the validity, binding nature or enforceability of any provisions of the Loan Documents may be limited or otherwise affected by:

           i. The unenforceability under certain circumstances under California or federal law or court decisions of provisions (i) releasing a party against liability for wrongful or negligent acts, (ii) indemnifying a party to the extent that the events giving rise to the indemnity arise in whole or in part from the wrongful or negligent acts of the indemnitee, or (iii) where such release or indemnification is contrary to public policy, including but not limited to indemnification and/or releases relating to any issues of securities laws;

           ii. The effect of California Civil Code Section 1717 and other applicable statutes and judicial decisions which provide, among other things, that a court may limit the granting of attorneys' fees to those attorneys' fees which are determined by the court to be reasonable and that attorneys' fees may be granted only to a prevailing party and that a contractual provision for attorneys' fees is deemed to extend to both parties (notwithstanding that such provision by its express terms benefits only one party);

           iii. The assumption that, if the Agent or the Banks enforce their remedies, they will do so in a commercially reasonable manner;

Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 6


           iv. The effect of California court decisions invoking statutes or principles of equity which have held that certain covenants and provisions of agreements are unenforceable where (i) the breach of such covenants or provisions imposes restrictions or burdens upon the debtor, including the acceleration of indebtedness due under debt instruments, and it cannot be demonstrated that the enforceability of such restrictions or burdens is reasonably necessary for the protection of the creditors, or (ii) the creditor's enforcement of such covenants or provisions under the circumstances would violate the creditor's implied covenants of good faith and fair dealing;

           v. The unenforceability under certain circumstances of contractual provisions self-help or summary remedies; and

           vi. Decisions by California courts admitting evidence extrinsic to a written agreement between the parties thereto that the parties intended a meaning contrary to that expressed by the parties in writing.

        The foregoing opinions are also subject to the following additional assumptions, limitations, qualifications and exceptions:

        a. Provisions in the Loan Documents requiring Borrower or any Subsidiary to execute, in the future, additional instruments and documents may be unenforceable.

        b. Any provision contained in the Loan Documents that purports to require that any action or decision of Agent or Banks is conclusively binding upon Borrower or any Subsidiary may be unenforceable.

        c. You are advised that any provision in the Loan Documents purporting to waive, limit or restrict the right of Borrower or Subsidiary to offset against obligations owing under the Loan Documents may not be enforceable.

        d. Those provisions in the Loan Documents imposing late charges (interest or otherwise) and/or additional interest in the event of default are governed by the rules relating to "liquidated damages" as set forth in California Civil Code Sections 1671 et seq., and relevant case law (see, e.g., Garrett v. Coast and Southern Federal Savings & Loan, 9 Cal.3d 731(1973)). I express no opinion as to the effect of judicial decisions and statutes limiting the enforceability of provisions imposing penalties, forfeitures, late payment charges, an increase in interest rate, or payment of other additional consideration, (i) upon prepayment, late payment, maturity, default or a lender's election to accelerate a loan, particularly in cases where the occurrence of a default or waiving the benefit of a statutory right bears no reasonable relation to the damage suffered by the lender or is otherwise held to be a penalty; or (ii) as a consequence of costs incurred by the lender or imposition of governmental charges, taxes, levies or requirements upon a lender.

        e. Those provisions in the Loan Documents requiring the consent of Agent and Banks or allowing Agent or Banks to take certain actions may be interpreted by a court to contain an implied covenant of reasonableness and/or fair dealing (see, e.g., Kendall v. Pestana, 40 Cal. 3d 488 (1985); Cohen v. Ratinoff 147 Cal. App. 3d 321(1983)).

Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 7


        f. You should be aware of the unenforceability, under certain circumstances, of provisions waiving broadly or vaguely stated rights or unknown future rights, or rights which may not be waived on statutory or public policy grounds, or provisions stating that rights or remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy or that the election of some particular remedy or remedies does not preclude recourse to one or more others.

        g. You should be aware of limitations based on public policy on provisions stating that a borrower's obligations are unaffected by reason of any default or failure on the part of a lender to perform or comply with the terms of the subject loan documents.

        h. I express no opinion as to the enforceability of the consent to service, jurisdiction or forum of any claim, demand, action or cause of action arising under or related to the Loan Documents or the transactions contemplated therein.

        i. I express no opinion as to the enforceability of any right of any creditor to collect any payment due under the Loan Documents to the extent that such payment constitutes a penalty or forfeiture.

        j. I express no opinion as to the enforceability of provisions in the Loan Documents creating presumptions or creating rights of set-off.

        k. I express no opinion on the accuracy of any representations or warranties of Borrower or any Subsidiary. Furthermore I express no opinion as to the survivability of any warranties, indemnities or other obligations.

        l. I express no opinion as to the enforceability of those provisions in the Loan Documents purporting to appoint the Agent or Banks as attorney-in-fact for Borrower or to grant an irrevocable power of attorney to Agent or Banks.

        m. I express no opinion as to the enforceability of provisions in the Loan Documents purporting to provide that any approval, consent, authorization or satisfaction required of Agent or Banks or any notice given by or other action taken by Agent or Banks under the Loan Documents shall be presumed to be reasonable.

        n. I express no opinion as to the effect of laws and judicial decisions that provide that in certain circumstances a surety may be exonerated if the creditor materially alters the original obligation of the principal without the surety's consent, or otherwise takes any action without notifying the surety that materially prejudices the surety.

        o. I express no opinion as to any securities, anti-trust, tax, land use, safety, environmental, hazardous materials, insurance company or banking laws, rules or regulations, or laws, rules or regulations applicable to Agent or Banks.

Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 8


        p. I express no opinion as to any provision providing for the exclusive jurisdiction of a particular court or purporting to waive rights to trial by jury, service of process or objections to the laying of venue or to forum on the basis of forum non conveniens in connection with any litigation arising out of or pertaining to the Loan Documents.

        q. I express no opinion as to the effect of California Civil Code
Section 1698 and similar statutes and federal laws and judicial decisions (a) providing that oral modifications to a contract or waivers of contractual provisions may be enforceable, if the modification was performed, notwithstanding any express provision in the agreement that the agreement may only be modified or an obligation thereunder waived in writing, or (b) creating an implied agreement from trade practices or course of conduct.

        r. I express no opinion as to the effect of certain rights, remedies and waivers contained in the Loan Documents being limited or rendered ineffective by applicable statutory law or judicial decisions governing such provisions, but such laws and judicial decisions do not render the Loan Documents unenforceable as a whole, and there exists, in the Loan Documents and pursuant to applicable law, legally adequate remedies for realization of the principal benefits purported to be afforded by the Loan Documents.

        s. With respect to my opinions expressed in paragraphs 4(d), 5(d), 7 and 8, I have not conducted any special investigation of statutes laws, rules or regulations and my opinion with respect thereto are limited to such laws that to my knowledge and as in my experience are of general application to transactions of the sort contemplated by the Loan Documents.

        I further advise you that:

        a. The enforceability of the Guaranty against a Subsidiary may be subject to California statutory provisions and case law to the effect that a guarantor may be exonerated if the beneficiary of the guaranty alters the original obligation of the principal, fails to inform the guarantor of material information pertinent to the principal or any collateral, elects remedies that may impair the subrogation rights of the guarantor against the principal or that may impair the value of the collateral, fails to accord the guarantor the protections afforded a debtor under the Uniform Commercial Code or otherwise takes any action that materially prejudices the guarantor unless, in any such case, the guarantor validly waives such rights or the consequences of any such action. See, e.g., California Civil Code Section 2799 through Section 2855; Sumitomo Bank of California v. Iwasaki, 70 Cal. 2d 81, 73 Cal. Rptr. 564 (1968); Union Bank v. Gradsky, 265 Cal. App. 2d 40, 71 Cal. Rptr 64 (1968); Connolly v. Bank of Sonoma County, 184, 2 Cal. App. 3d 1119, 29 Cal. Rptr. 396 (1986); C.I.T. Corp. v. Anwright Corp., 191 Cal. App. 3d 1420, 237 Cal. Rptr. 108
(1987), American National Bank V. Perma-Tile Roof Co., 200 Cal. App. 3d 889, 246 Cal. Rptr. 381(1988), In re Kirkland, 915 F. 2d 1236 (9th Cir. 1990); and Cathay Bank v. Lee, 18 Cal. Rptr. 2d 420 (1993). While express and specific waivers of a guarantor's right to be exonerated, such as those contained in the Guaranty, are generally enforceable under California law, we express no opinion as to whether the Guaranty contains an express and specific waiver of each exoneration defense a guarantor might assert or as to whether each of the waivers contained in the Guaranty is fully enforceable.

Bank of America, N.A.
     as Agent for the Banks from time to time party to the Credit Agreement referred to below, and to the Banks
June 29, 2001
Page 9


        b. It could be contended that the Guaranty has not been given for a fair or reasonably equivalent consideration, that a Subsidiary is, or, by entering into the Guaranty may become, insolvent, and that the Guaranty may be voidable by creditors of a Subsidiary or by a trustee or receiver of a Subsidiary in bankruptcy or similar proceedings pursuant to applicable bankruptcy, fraudulent conveyance or similar laws. Because of these possible contentions, my opinions are further limited by and subject to the effect of such laws.

        This opinion is intended solely for the benefit of the Agent, and the Banks and their Assignees and Participants, as defined in Section 10.07(d) of the Credit Agreement, and is not to be made available to or relied upon by any other person, firm, or entity, other than regulatory authorities in connection with bank examinations, without our prior written consent.

Very truly yours,




Michael Futch
Vice President, Secretary and General Counsel



MF:pb

Encl.

                                    EXHIBIT A


                        GRANITE CONSTRUCTION INCORPORATED

                  MATERIAL AGREEMENTS IN EXCESS OF $50,000,000

JOB
NUMBER         DESCRIPTION                                         AMOUNT
------         -----------                                         -------
300136         DALLAS CO IH45                                      50,739,000

370804         ST. JOHN'S RIVER BRIDGE-JOINT VENTURE               65,943,000

330001         DURHAM 185 BROAD TO CAMDEN                          73,300,000

300122         HILLSBOROUGH CO. I-4 S1                             80,568,000

300161         HATHAWAY BRIDGE REPLACE                             81,520,000

300823         ATLANTIC CITY DESIGN BUILD-JOINT VENTURE            85,690,000

216666         I-80 TRUCKEE TO FLORISTON                           86,396,096

300146         DALLAS CO SH190/IH35                                95,146,000

300875         LAS VEGAS MONORAIL-JOINT VENTURE                   153,958,000

300866         HIAWATHA LIGHT RAIL-JOINT VENTURE                  164,584,644

300819         I-15 UTAH HIGHWAY REBUILD-JOINT VENTURE            315,621,617

NA             Private Placement Due 03/15/10                      60,000,000

NA             Private Placement Due 05/01/13                      75,000,000


                                              EXHIBIT B

        ==================================================================================
                                                                     STATE OF
                  ARTICLE XI. COMPANY                  INCORPORATION/QUALIFICATION
        ==================================================================================
           Granite Construction                          Delaware*
        Incorporated (Borrower)                          California
        ----------------------------------------------------------------------------------
                11.01  Granite Construction Company      California*
                                                 ----------------------------------------
                                                         Arizona
                                                 ----------------------------------------
                                                         Colorado
                                                 ----------------------------------------
                                                         Florida
                                                 ----------------------------------------
                                                         Georgia
                                                 ----------------------------------------
                                                         Idaho
                                                 ----------------------------------------
                                                         Minnesota
                                                 ----------------------------------------
                                                         Missouri
                                                 ----------------------------------------
                                                         Nevada
                                                 ----------------------------------------
                                                         New Jersey
                                                 ----------------------------------------
                                                         New Mexico

                                                 ----------------------------------------
                                                         North Carolina
                                                 ----------------------------------------
                                                         Texas
                                                 ----------------------------------------
                                                         Utah
                                                 ----------------------------------------
                                                         Wyoming
        ----------------------------------------------------------------------------------
                11.02  Granite Land Company              California*
        ----------------------------------------------------------------------------------
                GILC, L.P.                               California*
                                                 ----------------------------------------
                                                         Arizona
                                                 ----------------------------------------
                                                         Colorado
                                                 ----------------------------------------
                                                         Florida
                                                 ----------------------------------------
                                                         Georgia
                                                 ----------------------------------------
                                                         Idaho
                                                 ----------------------------------------
                                                         Missouri
                                                 ----------------------------------------
                                                         Nevada
                                                 ----------------------------------------
                                                         New Mexico
                                                 ----------------------------------------
                                                         Texas
                                                 ----------------------------------------
                                                         Utah
                                                 ----------------------------------------
                                                         Wyoming
        ----------------------------------------------------------------------------------
                G.G. & R., Inc.                          Utah*
        ----------------------------------------------------------------------------------
                Intermountain Slurry Seal, Inc.          Wyoming*
                                                 ----------------------------------------
                                                         California
                                                 ----------------------------------------
                                                         Colorado
                                                 ----------------------------------------
                                                         Idaho
                                                 ----------------------------------------
                                                         Nevada
                                                 ----------------------------------------
                                                         New Mexico
                                                 ----------------------------------------
                                                         Utah
        ----------------------------------------------------------------------------------
                Pozzolan Products Company                Utah*
        (P.P.C.)
                                                 ----------------------------------------
                                                         California
                                                 ----------------------------------------
                                                         Colorado
                                                 ----------------------------------------
                                                         Idaho
        ======================================== =========================================
        *State of Incorporation/Organization


                                      NOTE



$ 12,000,000.00                                                   June 29, 2001


        FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of FIRST UNION NATIONAL BANK (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Twelve Million Dollars ($12,000,000.00), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of June 29, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                                 GRANITE CONSTRUCTION INCORPORATED

                                 By: /s/ WILLIAM E. BARTON
                                    ---------------------------------------
                                         William E. Barton
                                         Chief Financial Officer

                                 By: /s/ R.C. ALLBRITTON
                                    ---------------------------------------
                                         R.C. Allbritton
                                         Treasurer

 $12,500,000.00                                                   June 29, 2001


        FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of UNION BANK OF CALIFORNIA, N.A. (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Twelve Million Five Hundred Thousand Dollars ($12,500,000.00), or such lesser principal amount of Loans (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of June 29, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement"; the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and L/C Issuer.

        The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

        This Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Guaranties. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

        The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE; PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                                      GRANITE CONSTRUCTION INCORPORATED

                                      By: /s/ WILLIAM E. BARTON
                                         ------------------------------------
                                              William E. Barton
                                              Chief Financial Officer

                                      By: /s/ R.C. ALLBRITTON
                                         ------------------------------------
                                              R.C. Allbritton
                                              Treasurer